Exhibit 10.4

LETTER AGREEMENT

September 14, 2006

Energy Transfer Partners, L.P.

8801 South Yale Avenue

Tulsa, Oklahoma 74137

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Purchase and Sale Agreement (the “CCE Acquisition Agreement”), dated as of September 14, 2006, by and among Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), EFS-PA, LLC, a Delaware limited liability company (“EFS-PA”), CDPQ Investments (U.S.) Inc., a Delaware corporation, Lake Bluff Inc., a Delaware corporation, Merrill Lynch Ventures, L.P. 2001, a Delaware limited partnership, and Kings Road Holdings I LLC, a Delaware limited liability company, and (ii) that certain Redemption Agreement (the “Redemption Agreement”), dated as of September 14, 2006, by and between CCE Holdings, LLC, a Delaware limited liability company (“CCE Holdings”), and ETP. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Redemption Agreement.

Upon the closing of the transactions contemplated by the CCE Acquisition Agreement, CCE Acquisition LLC, a Delaware limited liability company (“CCE Acquisition”), and CCEA Corp., a Delaware corporation (“CCEA”), which are wholly owned subsidiaries of Southern Union Company (“Southern Union”), and ETP will own all of the membership interests in CCE Holdings. This letter is to set forth the understanding between Southern Union and ETP as to certain matters pertaining to the ownership and operation of CCE Holdings.

1. Waiver of Right of First Refusal. Promptly following the execution and delivery of this letter agreement, Southern Union will cause CCE Acquisition and CCEA to execute and deliver to ETP a waiver of their rights under Section 8.4 of the Amended and Restated Limited Liability Company Agreement, dated as of November 5, 2004, as amended, of CCE Holdings, related to the transfer of Class B Membership Interests pursuant to the CCE Acquisition Agreement.

2. Actions Upon Closing of CCE Acquisition Agreement. Upon the closing of the transactions contemplated by the CCE Acquisition Agreement:

(a) Southern Union will cause CCE Acquisition and CCEA to enter into, and ETP will enter into, that certain Second Amended and Restated Limited Liability Company Agreement of CCE Holdings in the form attached hereto as Exhibit A.

(b) The parties hereto will cause CCE Holdings, and Southern Union will cause its indirect, wholly owned subsidiary, SU Pipeline Management LP, to enter into that certain Amended and Restated Administrative Services Agreement in the form attached hereto as Exhibit B; and

Energy Transfer Partners, L.P.

September 14, 2006

(c) The Transfer Restriction Agreement dated as of November 4, 2004 given by Southern Union in favor of EFS-PA automatically shall terminate.

3. Actions Upon Termination of Redemption Agreement. If the transactions contemplated by the CCE Acquisition Agreement have been consummated but the transactions contemplated by the Redemption Agreement have not been consummated and the Redemption Agreement has been terminated, (i) Southern Union will cause CCE Acquisition and CCEA to, and ETP shall, enter into that certain Third Amended and Restated Limited Liability Company Agreement of CCE Holdings in substantially the form attached hereto an Exhibit C, with such changes thereto as mutually agreed by the parties hereto as a result of negotiations in good faith with respect to any such changes, it being understood that the intent of the Third Amended and Restated Limited Liability Company Agreement of CCE Holdings is to provide ETP with the risks and rewards (including the profits and losses and cash flow) of Transwestern Pipeline Company, LLC, a Delaware limited liability company (“Transwestern”), and to provide Southern Union with the risks and rewards (including the profits and losses and cash flow) of CrossCountry Citrus, LLC, a Delaware limited liability company (“CC Citrus”), and its subsidiaries; (ii) the parties hereto will negotiate in good faith to enter into arrangements mutually satisfactory to such parties that are similar to those contained in the term sheet for a Transition Services Agreement set forth on Exhibit B to the Redemption Agreement and/or the Amended and Restated Administrative Services Agreement attached hereto as Exhibit B and that will enable ETP to exercise effective management and control over the business and affairs of Transwestern in conjunction with services provided by CCE Holdings and its affiliates and that will enable Southern Union to exercise effective management and control over the business and affairs of CC Citrus, (iii) Southern Union will take all necessary action to cause Transwestern Holding Company, LLC, a Delaware limited liability company (“TW Holdings”), to repay all of its outstanding indebtedness within 60 days following the termination of the Redemption Agreement (without transferring or encumbering its equity interests in, or assets of, Transwestern and without the use of any borrowings, financial support or guaranties from Transwestern), (iv) the parties hereto will cooperate to facilitate the refinancing by TPC of the Existing TPC Debt to the extent such debt would become due and payable as a result of the transactions contemplated by the CCE Acquisition Agreement or the Redemption Agreement, after taking into account any consents or waivers previously obtained by TPC, and in connection therewith, ETP will use its commercially reasonable best efforts to make available a bridge loan or other replacement financing to the extent necessary for TPC to avoid an acceleration of the payment of such debt, with all costs of such refinancing (including legal fees) to be borne by TPC, (v) Southern Union will cause CCE Holdings to pay to ETP an amount equal to the Cash Redemption Amount (as such term is defined in the Redemption Agreement) determined on the basis that the “Closing Date” for

Energy Transfer Partners, L.P.

September 14, 2006

purposes of the determination of the Cash Redemption Amount is the date of the termination of the Redemption Agreement, and (vi) the parties hereto will follow the procedures specified in Section 2.4 of the Redemption Agreement to determine the Post-Closing Adjustment Amount, substituting Southern Union for CCE Holdings, and if the Post-Closing Adjustment Amount is positive, then ETP will pay to Southern Union the Post-Closing Adjustment Amount or, if the Post-Closing Adjustment Amount is negative, then Southern Union will pay to ETP the absolute value of the Post-Closing Adjustment, in each case in accordance with the procedures specified in Section 2.4(c) of the Redemption Agreement, substituting Southern Union for CCE Holdings.

4. Confidential Project Information. Upon the closing of the transactions contemplated by the Redemption Agreement and for a period of three and one-half years thereafter, Southern Union shall, and shall cause its Affiliates to: (i) maintain the confidentiality of any proprietary business information of TPC relating to the economic terms and conditions of the TPC Expansion Projects (the “Project Information”); provided, however, that such confidentiality obligation shall not apply in the event such Project Information is or becomes generally available to the public, and (ii) not use such Project Information in a manner intended to be detrimental to TPC’s pursuit of the TPC Expansion Projects or otherwise take any action to oppose or challenge the TPC Expansion Projects.

5. Termination of Confidentiality Agreement. Upon the closing of the transaction contemplated by the Redemption Agreement, the Confidentiality Agreement, dated July 25, 2006, between ETP and Southern Union, shall terminate.

[THE REMAINDER OF THIS PAGE INTENTIONALLY IS LEFT BLANK.]

Energy Transfer Partners, L.P.

September 14, 2006

Please signify your acceptance of and agreement with the foregoing by executing one copy of this letter where indicated below.

Sincerely yours,

SOUTHERN UNION COMPANY

By:	/s/ Robert O. Bond
Name:	Robert O. Bond
Title:	Senior Vice President, Pipeline Operations

Accepted and agreed to as of September     , 2006.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Kelcy Warren
Name:	Kelcy Warren
Title:	Co-Chief Executive Officer

Exhibit A

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCE HOLDINGS, LLC

dated as of             , 2006

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCE HOLDINGS, LLC

This Second Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of this              day of             , 2006, by and between Energy Transfer Partners, L.P., a Delaware limited partnership, CCE Acquisition, LLC, a Delaware limited liability company, and CCEA Corp., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Certificate of Formation of the Company was filed with the Secretary of State of Delaware on May 14, 2004, in accordance with the Delaware Limited Liability Company Act;

WHEREAS, the parties hereto are the sole members of the Company; and

WHEREAS, the parties hereto desire to amend and restate the limited liability company agreement of the Company as set forth herein in order to provide for the manner in which the Company shall be governed and operated subsequent to the date hereof; and

NOW, THEREFORE, in consideration of the premises hereof, and of the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

“Accepting Member” shall have the meaning specified in Section 5.1(b)(i).

“Act” shall mean the Delaware Limited Liability Company Act, at Del. Code Ann., Title 6, Section 18-101, et seq., as amended.

“Adjusted Capital Account” shall mean, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii) (d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account.

“Administrative Services Agreement” shall mean the Amended and Restated Administrative Services Agreement substantially in the form of Exhibit C or in such other form as shall be approved by the Executive Committee.

“Administrative Services Provider” shall mean the Person that from time to time shall be a party to the Administrative Services Agreement with the Company.

“Affiliate” shall mean, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Percentage Interest” shall mean, with respect to each Member, its proportionate interest, expressed as a percentage, in the residual Profits, Losses and distributions of the Company to which the Members are entitled. The Aggregate Percentage Interests of the Members are set forth on Exhibit A.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as amended, modified or otherwise supplemented, from time to time.

“Asset Value” shall mean, with respect to any asset of the Company (other than cash), the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

(a) the initial Asset Value of any asset (other than cash) contributed by a Member to the Company shall be the fair market value of such asset (as determined by the Members) at the time of contribution;

(b) the Asset Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:

(i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for a Capital Contribution;

(ii) the distribution by the Company to a Member of an amount of money or Company property as consideration for an interest in the Company; or

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c) the Asset Value of any Company asset distributed in kind to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Members;

(d) the Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Asset Values shall not be adjusted pursuant to Code Section 743(b) to the extent that the Members make a corresponding adjustment under subparagraph (b)(ii); and

(e) if the Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article VII.

The foregoing definition of “Asset Value” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (ii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (iii) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” shall mean any day that is neither a Saturday nor a Sunday nor a legal holiday on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in the States of New York or Texas.

“Capital Account” shall mean, with respect to any Member (and without duplication), the Capital Account maintained for such Member in accordance with the following provisions:

(a) From time to time, the Capital Account of each Member shall be increased by (i) the amount of any cash contributed by the Member to the Company, (ii) the Asset Value (as determined by the Members) of any property contributed by the Member to the Company (net of liabilities that the Company is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), and (iii) allocations to the Member of Profit (or items thereof) and other income and gain pursuant to Section 7.1, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

(b) The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member, (ii) the Asset Value (as determined by the Members) of any property distributed to such Member (net of any liabilities that such Member is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), (iii) allocations to the Member of expenditures described in Section 705(a)(2)(B) of the Code, and (iv) allocations to the Member of Loss (or items thereof) and other loss and deductions pursuant to Section 7.1, including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (iii) above, tax items of loss and deduction described in Regulations Section 1.704-1(b)(4)(i), and items of deduction described in Regulations Section 1.704-1(b)(4)(iii).

(c) A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this definition with respect to the Membership Interest owned by such Member.

(d) Upon any transfer of all or part of a Membership Interest as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee as prescribed by Regulations Section 1.704-1(b)(2)(iv)(l).

(e) Notwithstanding anything to the contrary in this definition, it is the intention of the Members that the Capital Accounts of the Members be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such Regulations or any successor provisions thereto.

“Capital Contribution” shall mean the total amount of money and the net fair market value of property (as determined by the Executive Committee) contributed by each Member to the Company pursuant to this Agreement.

“Cash Flow” shall mean, with respect to any period, all cash received by the Company (other than from the liquidation of any assets pursuant to Article X) plus all cash withdrawn from reserves (as determined to be appropriate by the Executive Committee or, if the Executive Committee does not approve the amount of such reserves, no withdrawal from reserves will be made for such period), less (a) all operating expenses of the Company (including amounts payable under the Administrative Services Agreement but excluding capital expenditures), (b) any amounts withheld by the Company in accordance with Section 6.2, (c) additions to reserves made during such period (as determined to be appropriate by the Executive Committee or, if the Executive Committee does not approve the amount of such reserves, no addition to reserves will be made for such period) and (d) all payments of interest and scheduled principal in respect of Indebtedness of the Company.

“CCE” shall mean CCE Acquisition, LLC, a Delaware limited liability company, and any of its Affiliates that are Members.

“Certificate” shall mean the Certificate of Formation of the Company.

“Citrus Corp.” shall mean Citrus Corp., a Delaware corporation.

“Class A Executive Committee Member” shall have the meaning specified in Section 4.1(c).

“Class A Member” shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class A Member pursuant to Article VIII.

“Class A Membership Interest” shall mean a Class A Member’s entire interest in the Company including such Class A Member’s right to share in the Profits and Losses and distributions of the Company, and the Class A Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Class A Members granted pursuant to this Agreement or the Act.

“Class A Percentage Interest” shall mean a Class A Member’s proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class A Members are entitled. The Class A Percentage Interests of the Class A Members are set forth on Exhibit A.

“Class A Prohibited Transferee” shall mean any Persons designated on Exhibit B as a Class A Prohibited Transferee and any Affiliate or successor thereof.

“Class B Executive Committee Member” shall have the meaning specified in Section 4.1(c).

“Class B Member” shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class B Member pursuant to Article VIII.

“Class B Membership Interest” shall mean a Class B Member’s entire interest in the Company including such Class B Member’s right to share in the Profits and Losses and distributions of the Company, and the Class B Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Class B Members granted pursuant to this Agreement or the Act.

“Class B Percentage Interest” shall mean a Class B Member’s proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class B Members are entitled. The Class B Percentage Interests of the Class B Members are set forth on Exhibit A.

“Class B Prohibited Transferee” shall mean any Persons designated on Exhibit B as a Class B Prohibited Transferee and any Affiliate or successor thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

“Company” shall have the meaning assigned thereto in the preamble to this Agreement.

“Company Minimum Gain” shall mean the amount determined in accordance with Regulations Section 1.704-2(d) by (a) computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof, and (b) aggregating all separate amounts so computed.

“Company Subsidiaries” shall mean CrossCountry, CrossCountry Alaska, LLC, CrossCountry Energy Services, LLC, Transwestern Holding Company, LLC, Transwestern and CrossCountry Citrus, LLC; provided, however, that none of the foregoing shall be considered a “Company Subsidiary” at such time as the Company shall have disposed of its ownership interests therein.

“Contribution Offer Expiration Date” shall have the meaning specified in Section 5.1(b)(i).

“Contribution Offer Notice” shall have the meaning specified in Section 5.1(b)(i).

“CrossCountry” shall mean CrossCountry Energy, LLC, a Delaware limited liability company.

“Credit Facilities” shall mean such loan agreements and instruments to which the Company or any Company Subsidiary shall be a party from time to time.

“Depreciation” shall mean, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method selected by the Members.

“EBITDA” shall mean for any period the consolidated net income of the Company determined in accordance with GAAP plus (a) its reported interest expense, plus (b) its reported income tax expense, plus (c) the amount it reported as depreciation of assets, plus (d) the amount it reported as the amortization of intangibles, plus (e) 50% of Citrus Corp.’s reported interest expense, plus (f) 50% of the amount Citrus Corp. reported as income tax expense, plus (g) 50% of the amount Citrus Corp. reported as depreciation of assets, plus (g) 50% of the amount Citrus Corp. reported as the amortization of intangibles, in each case as determined in accordance with GAAP.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated there under.

“ETP” shall mean Energy Transfer Partners, L.P., a Delaware limited partnership, and any of its Affiliates that are Members.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Committee” shall have the meaning specified in Section 4.1(a).

“Executive Committee Members” shall have the meaning specified in Section 4.1(a).

“Fiscal Year” shall mean the taxable year of the Company, which initially shall be the calendar year.

“GAAP” shall mean United States generally accepted accounting principles consistently applied.

“Governmental Authority” shall mean any court, tribunal, agency, commission, official or other instrumentality of the United States or any state or political subdivision thereof.

“Indebtedness” shall mean, with respect to any Person, (A) all obligations for borrowed money of the such Person, (B) all obligations for the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (C) the capitalized amount (determined in accordance with GAAP) of all obligations such Person is required to pay or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, (D) all obligations for borrowed money secured by any lien upon or in any property owed by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses (A) through (D) above which are guaranteed, directly or indirectly, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.

“Liquidating Trustee” shall have the meaning specified in the Act.

“Managing Member” shall mean the Member designated pursuant to Section 4.3.

“Material Regulatory Filing” shall mean any filing with any Governmental Authority which, if determined adversely to the Company, would have a material adverse effect on the business, assets or financial condition of the Company.

“Member Nonrecourse Debt” shall mean debt of the Company determined in accordance with the principles of Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

“Members” shall mean each of the Persons set forth on Exhibit A and any other Person that hereafter is admitted as a Member pursuant to Article VIII.

“Membership Interest” and “Membership Interests” shall mean, individually the Class A Membership Interest or the Class B Membership Interest and, collectively, the Class A Membership Interests and the Class B Membership Interests, as the context requires.

“Minimum Gain Attributable to Member Nonrecourse Debt” shall mean that amount determined in accordance with the principles of Regulations Sections 1.704-2(i)(3), (4) and (5).

“Nonrecourse Deductions” shall mean that amount determined in accordance with Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” shall mean any liability of the Company treated as a nonrecourse liability under Regulations Section 1.704-2(b)(3).

“Person” shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) In the event the Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

(e) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

(f) To the extent an adjustment to any adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

(g) Any items which are specially allocated pursuant to Section 7.1(c) shall not be taken into account in computing Profits and Losses.

“Prohibited Transferee” shall mean those Persons set forth on Exhibit B and any Affiliate or successor thereof.

“Rate Filing” shall mean any application, notice or other submission filed with or otherwise delivered to any Governmental Authority relating to the establishment of, or modification or supplement to, the rates, tariffs or charges for services or commodities provided by any Company Subsidiary; provided, however, that “Rate Filing” shall not include any of the foregoing unless the intended or expected effect thereof is (i) to increase the revenues of the applicable Company Subsidiary by more than 10% per annum, (ii) to increase or decrease the rates chargeable for transportation of natural gas through the applicable Company Subsidiary’s pipeline facilities by more than 10%, (iii) the offering by the applicable Company Subsidiary of a new service or (iv) the expansion or addition of capacity of, or the increase in the pressure of, the applicable Company Subsidiary’s pipeline facilities.

“Redemption Agreement” shall mean the Redemption Agreement, dated as of September 14, 2006, between the Company and ETP.

“Regulatory Allocations” shall have the meaning set forth in Section 7.1(c)(vii).

“Regulations” shall mean any and all temporary and final regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SUG” shall mean Southern Union Company, a Delaware corporation.

“Tax Matters Member” shall mean the Member designated to serve as such pursuant to Section 7.5.

“Third Party Purchaser” shall mean any Person (other than a Member or an Affiliate of a Member) that has expressed an interest to purchase any of the Class A Membership Interests or Class B Membership Interests.

“Third Party Purchaser Notice” shall have the meaning specified in Section 8.2.

“Transfer” shall mean any, direct or indirect, sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law (including through the state law conversion of the legal status of a Member), of a Membership Interest or any portion thereof including as a result of a sale or transfer of the equity interests in a Member or its direct or indirect parent, but the term “Transfer” shall not include any sale or transfer of equity interests in ETP or SUG.

“Transferee” shall mean any Person that receives a Membership Interest as the result of a Transfer from a Transferring Member.

“Transferring Member” shall have the meaning specified in Section 8.2.

“Transwestern” shall mean Transwestern Pipeline Company, LLC.

1.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) the singular shall include the plural and the plural shall include the singular wherever appropriate;

(c) words importing any gender shall include other genders;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Sections”, “Articles”, “Exhibits” and “Appendices” shall be to Sections, Articles, Exhibits and Appendices of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II.

ORGANIZATIONAL MATTERS

2.1 Formation. The Company has been formed and exists for the limited purposes described herein and shall be governed by and operated in accordance with the Act. The Members shall execute and the Managing Member shall make, or cause to be made, all filings required by the Act or other applicable law with respect to the formation and operation of the Company.

2.2 Name. The name of the Company is CCE Holdings, LLC.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at 5444 Westheimer Road, Houston, TX 77056. The Members may change the principal place of business of the Company at any time and from time to time.

2.4 Registered Office and Agent. The registered office of the Company shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent for the Company at such office shall be The Corporation Trust Company. The Executive Committee may change the registered office of the Company or the registered agent for the Company at any time, and from time to time.

2.5 Term. The term of the Company shall commence upon the filing of the Certificate and shall continue until dissolved in accordance with Article X or the Act.

ARTICLE III.

BUSINESS OF THE COMPANY

3.1 Purpose. The business of the Company shall be to, directly and indirectly, own and manage ownership interests in the Company Subsidiaries, and their respective assets, and to engage in any business necessary or incidental thereto.

ARTICLE IV.

MANAGEMENT OF COMPANY

4.1 Executive Committee.

(a) Establishment. There is hereby established a committee of Member representatives (the “Executive Committee”) comprised of natural Persons (the “Executive Committee Members”) having the authority and duties set forth in this Agreement. Any decisions to be made by the Executive Committee shall require the unanimous approval of the Executive Committee Members; provided, however, that in the case of any action or decision by the Executive Committee relating to (i) the commencement of any legal or arbitration proceedings against a Member or an Affiliate thereof, (ii) entering into any transaction with a Member or any of its Affiliates of the type referred to in Section 4.2(g) or (iii) the enforcement or waiver of any rights of the Company under any material agreement with a Member or any of its Affiliates, the Executive Committee Members appointed by the Class of Membership Interests held by such Member (and respecting which such Member is entitled to exercise voting rights as provided in Section 4.2(a)(ii) and Section 4.2(a) (iii)) shall not participate in any decisions by the Executive Committee in respect of such matters and such Executive Committee Members shall be disregard for purposes of this Section 4.1(a) and Section 4.2(d)(iv) to the extent of any Executive Committee meetings or decisions relating to any such matters. Absent authority granted by the Executive Committee, no Member or Executive Committee Member shall have the power to act for or on behalf of, or to bind, the Company. At each meeting of the Executive Committee, the Executive Committee shall designate a person to preside over such meeting.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Executive Committee, except as otherwise expressly provided in this Agreement. The Executive Committee shall have the power on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company contemplated by Section 3.1 and to perform all acts that the Executive Committee may deem necessary or advisable in connection therewith.

(c) Composition of the Executive Committee and Appointment of Executive Committee Members. The Executive Committee shall consist of four members, two of whom shall be appointed by the Class A Members (the “Class A Executive Committee Members”), and two of whom shall be appointed by the Class B Members (the “Class B Executive Committee Members”). In addition, the Class A Members and the Class B Members may appoint one or more alternates for the Class A Executive Committee Members and the Class B Executive Committee Members, respectively, and each such alternate shall have all of the powers of a Executive Committee Member in such Executive Committee Member’s absence or inability to serve. The Class A Members shall have the power to remove any Class A Executive Committee Member, and the Class B Members shall have the power to remove any Class B Executive Committee Member. Any vacancy on the Executive Committee shall be filled by the Class A Members if the vacancy shall be in respect of a Class A Executive Committee Member, or by the Class B Members if the vacancy shall be in respect of a Class B Executive Committee Member. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of Executive Committee Members as provided in this Section 4.1(c). In addition to the Executive Committee Members, the Class A Members and the Class B Members shall each be entitled to appoint one individual who shall be entitled to attend each meeting of the Executive Committee and receive all notices and other information provided to the Executive Committee Members, but no such observer shall be entitled to any other rights or privileges granted to the Executive Committee Members hereunder or pursuant hereto. The Class A Members and the Class B Members shall be entitled to remove and replace their respective Executive Committee observers from time to time. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of their Executive Committee observers as provided in this Section 4.1(c).

(d) Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at least four times in each Fiscal Year and may be held at such place, within or without the State of Delaware, as shall from time to time be determined by unanimous consent of the Executive Committee. Special meetings of the Executive Committee may be called by or at the request of any Executive Committee Member. Notice of each such regular or special meeting shall be mailed to each Executive Committee Member, addressed to such Executive Committee Member at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to such Executive Committee Member at such place by personal delivery, telephone, electronic mail or telecopier, not later than five days (or, in the case of meetings held by telephone, one day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.

(i) Any Executive Committee Member who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Executive Committee Member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Managing Member of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any Executive Committee Member who voted in favor of such action.

(ii) Executive Committee Members may participate in and act at any meeting of the Executive Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 4.1(d) shall constitute presence in person at the meeting.

(iii) Unless otherwise restricted by this Agreement or the Act, any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if all the Executive Committee Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.

(iv) At each meeting of the Executive Committee, the presence of at least one Class A Executive Committee Member and each Class B Executive Committee Member shall constitute a quorum and be required for the transaction of business, subject to the provisions of Section 4.1(a) in respect of decisions to be made by the Executive Committee.

(e) Compensation of Executive Committee Members. Executive Committee Members shall not receive any compensation from the Company for their services but may be reimbursed for any expenses related to attendance at each meeting of the Executive Committee.

4.2 Actions Requiring Executive Committee Approval The following actions by the Company shall require the approval of the Executive Committee:

(a) commencing, or any other material action with respect to, a Bankruptcy Event of the Company or of any Company Subsidiaries;

(b) transferring any assets of the Company to satisfy any liabilities of any of the Members or their respective Affiliates (or any trade or business, whether or not incorporated, that is treated as a single employer together with such Member or its Affiliates (under section 414 of the Code or section 4001(b) of ERISA)) arising from ERISA;

(c) selling, exchanging, licensing as licensor, leasing as lessor, or disposing of any assets of the Company or any Company Subsidiaries in excess of $30 million;

(d) engaging in, or acquiring any material assets related to, any business other than the business historically conducted by CrossCountry with a value in excess of $30 million, other than assets sold or exchanged in the ordinary course;

(e) redeeming any ownership interest in the Company;

(f) making any non-pro rata distribution of cash, income, assets or rights to any Member, except to the extent permitted under this Agreement, and making any other distribution not expressly permitted by Article VI hereof (other than the distribution contemplated by Section 5.1(c) of the Redemption Agreement);

(g) entering into any material transactions (including purchases, sales or leases of assets) by the Company or any Company Subsidiaries with or for the benefit of a Member or an Affiliate thereof;

(h) incurring or assuming any Indebtedness by the Company or any Company Subsidiary in excess of $50 million in the aggregate, excluding the Indebtedness incurred prior to the date hereof in connection with the acquisition of the Company Subsidiaries by the Company;

(i) any repayment (other than (i) repayments in accordance with scheduled maturity or which are otherwise mandatory pursuant to the terms of any document to which the Company or a Company Subsidiary is a party and (ii) paydowns on any revolving credit facility), voluntary prepayment or redemption of, or any refinancing or other modification of the terms of, any indebtedness pertaining to the Company or a Company Subsidiary;

(j) initiating any material legal proceedings or arbitration on behalf of the Company or a Company Subsidiary, or agreeing to the settlement of any claim by or against the Company or a Company Subsidiary with respect to claims in excess of $3 million, or which includes requests for any material injunction, specific performance or other equitable relief; provided, however, that if the vote of the Executive Committee results in a tie, the Class A Executive Committee Members shall prevail on any such votes relating solely to any Company Subsidiary (other than Transwestern), or any entity owned by Citrus Corp. and the Class B Executive Committee Members shall prevail on any such votes relating solely to Transwestern;

(k) entering into any confession of a judgment in excess of $3 million against the Company or a Company Subsidiary; provided, however, that if the vote of the Executive Committee results in a tie, the Class A Executive Committee Members shall prevail on any such votes relating solely to any Company Subsidiary (other than Transwestern), or any entity owned by Citrus Corp. and the Class B Executive Committee Members shall prevail on any such votes relating solely to Transwestern;

(l) adopting each annual budget for the Company and each Company Subsidiary, and any amendment or other modification to any such budget; provided, that if the Executive Committee is unable to agree on the annual budget for any year for the Company or any Company Subsidiary, the Company or such Company Subsidiary, as the case may be, shall adopt an annual budget equal to the annual budget in effect in the immediately preceding year, subject to the discretion of the Managing Member to increase one or more line items by not more than 5% (and subject to the limitation that the budgeted EBITDA for the new year shall not be less than 90% of the budgeted EBITDA for the preceding year);

(m) the making of any Rate Filing or any Material Regulatory Filing with any Governmental Authority by the Company or any Company Subsidiary, except to the extent such filing is required to be made by applicable law; provided, however, that if the vote of the Executive Committee results in a tie, the Class A Executive Committee Members shall prevail on any such votes relating solely to any Company Subsidiary (other than Transwestern) or any entity owned by Citrus Corp. and the Class B Executive Committee Members shall prevail on any such votes relating solely to Transwestern;

(n) implementing any material change in accounting policies or practices in respect of the Company or any Company Subsidiary, in each case except to the extent that such change is required to be made by GAAP or applicable law, or terminating the engagement of the Company’s principal independent auditors; and

(o) the entry into any new line of business by the Company.

4.3 Management of the Company.

(a) Managing Member. Day-to-day management of the Company in accordance with the polices established, and direction given, by the Executive Committee from time to time, and subject to the limitations provided elsewhere in this Agreement, shall be the responsibility of a managing Member (the “Managing Member”). In addition, the Managing Member shall provide to any Executive Committee Member such additional information as such Executive Committee Member may reasonably request from time to time to the extent that (i) such requested information relates to the operation of the Company or any Company Subsidiary and (ii) the Managing Member has such information or can acquire it without unreasonable effort. Subject to the next following sentence, the Managing Member shall be CCE. If at any time (x) CCE and its Affiliates shall cease to hold at least 80% of the Class A Membership Interests, or (y) CCE or any of its Affiliates that is a Member shall breach in any material respect any of its obligations under this Agreement, Members holding not less than a majority of the Class B Membership Interests (taking into the account the provisions of Section 4.4(a)(iii)) shall have the right (but not the obligation) to designate a replacement Managing Member by written notice to CCE, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE. In the case of any such replacement, CCE shall cooperate fully in the transition to such new Managing Member.

(b) Administrative Services Agreement. Simultaneously with the execution of this Agreement, the Company shall enter into the Administrative Services Agreement with the Administrative Services Provider. Subject to the next following sentence, the Administrative Services Provider shall be an Affiliate of CCE that is designated by CCE and is qualified to perform the duties required of it under the Administrative Services Agreement. Members holding not less than a majority of the Class B Membership Interests shall have the right (but not the obligation) to designate a replacement Administrative Services Provider (that may be an Affiliate of ETP) by written notice to CCE and the then current Administrative Services Provider, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE and the Administrative Services Provider, (i) upon the Administrative Service Provider’s material breach of its obligations under the Administrative Services Agreement, and the Administrative Service Provider’s failure to cure such breach within 60 days following the Administrative Service Provider’s receipt of written notice from the Company setting forth in reasonable detail the relevant conduct or failure, (ii) upon any of the representations and warranties of the Administrative Service Provider contained in the Administrative Services Agreement proving to be materially false, incomplete or misleading, and not reasonably subject to cure in a manner that will result in no material harm to the Company, (iii) upon the Administrative Service Provider committing a material violation of any law applicable to Company or any Company Subsidiary, (iv) if SUG, or its Affiliates, cease to own beneficially at least a majority of the Class A Membership Interests or (v) in the event of a failure by the Company or any Company Subsidiary to pay principal or interest as and when due under any credit facility (subject to applicable grace periods). It is expressly understood and agreed that the foregoing provisions shall be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company or any other Member (other than CCE or any of its Affiliates) upon any breach of the Administrative Services Agreement by the

Administrative Services Provider, CCE or any of its Affiliates. In the case of any such replacement, CCE shall cause its Affiliate Administrative Services Provider to cooperate fully in the transition to such new Administrative Services Provider.

(c) Transwestern Matters. At the request of the Class B Member, representatives of the Managing Member and the Class B Member shall meet weekly. During such meetings, the Class B Member shall be entitled to provide guidance to the Managing Member with respect to material decisions involving, or otherwise relating to, Transwestern, including decisions with respect to commercial, financial, regulatory, operational and other general policy matters involving, or otherwise relating to, Transwestern.

4.4 Member Rights and Obligations.

(a) Voting Rights. Except as provided in this Agreement or as otherwise required by applicable law;

(i) the Class A Members and the Class B Members shall vote together without distinction as to class, and any action requiring the approval of the Members shall require the affirmative vote of the Class A Members and Class B Members holding a majority of the Class A Membership Interests and the Class B Membership Interests;

(ii) all actions requiring the approval of the Class A Members, and unless expressly provided otherwise, all other actions to be taken by the Class A Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class A Members), shall require the affirmative vote of Members holding a majority of the Class A Membership Interests; provided, however, that in the case of any vote by the Class A Members, whether pursuant to this Section or any other provision of this Agreement, ETP and any of its Affiliates holding any Class A Membership Interests shall not be entitled to participate in such vote and the Class A Membership Interests held by them shall be disregarded for all purposes of such vote; and

(iii) all actions requiring the approval of the Class B Members, and unless expressly provided otherwise, all other actions to be taken by the Class B Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class B Members), shall require the affirmative vote of Members holding a majority of the Class B Membership Interests; provided, however, that in the case of any vote by the Class B Members, whether pursuant to this Section or any other provision of this Agreement, CCE and any of its Affiliates holding any Class B Membership Interests shall not be entitled to participate in such vote and the Class B Membership Interests held by them shall be disregarded for all purposes of such vote.

(b) Actions Requiring Unanimous Approval of Members. The following actions by the Company shall require the unanimous approval of all of the Members:

(i) amending the Certificate or this Agreement;

(ii) requiring any Member to contribute additional capital; and

(iii) issuing any Membership Interests or other equity securities of the Company to any Member.

(c) Actions Requiring Approval of Two-Thirds of Class A Members and Class B Members. The following actions by the Company shall require the approval of Members holding at least two-thirds of the Class A Membership Interests and Members holding at least two-thirds of the Class B Membership Interests:

(i) dissolving, terminating or liquidating the Company or any Company Subsidiary;

(ii) selling all or substantially all of the assets of the Company or any Company Subsidiary; and

(iii) merging, consolidating or changing the form of entity of the Company or any Company Subsidiary, whether or not involving a change of control.

(d) Members’ Meetings. Meetings of the Members may be called from time to time by the affirmative vote of the Executive Committee Members or upon written request of any Member having an Aggregate Percentage of not less than 20% delivered to any member of the Executive Committee. If action is to be taken at a duly called meeting of the Members, notice of the time, date and place of meeting shall be given by the Managing Member, at the direction of the Executive Committee, to each other Member by personal delivery, telephone, electronic mail or telecopier sent to the address of each Member set forth on Exhibit A at least five business days in advance of the meeting; provided, however, that no notice need be given to a Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Member. The Members may attend a meeting in person or by proxy. Meetings of the Members shall be held at the Company’s principal place of business during normal business hours, or at such other place and time as unanimously agreed by the Members; provided, however, that the Members may participate in and act at any meeting of the Members through the use of a conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members whose affirmative vote at a meeting would be sufficient to approve such action. Such written consents shall be delivered to the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.

(e) Limitation of Authority. Except in accordance with the provisions of this Agreement, no Member shall have any right or authority to act for or bind the Company.

4.5 Limitation of Liability. No Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iii) any performance or omission to perform any acts in reliance in good faith on the advice of independent accountants or legal counsel for the Company.

4.6 Indemnification. In any threatened, pending or completed action, suit or proceeding to which a Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing was or is a party or is threatened to be made a party by reason of the fact that such Person is or was acting on behalf of the Company (other than an action by or in the right of the Company), the Company shall indemnify such Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing against expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding to the maximum extent permitted by applicable law, provided that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that the conduct giving rise to the liability for which indemnification is sought does not constitute fraud, gross negligence or gross misconduct.

ARTICLE V.

CONTRIBUTIONS

5.1 Capital Contribution. Unless unanimously agreed to by the Members in writing, no Member shall be required to make additional Capital Contributions to the Company. In addition, no Member shall be allowed to make additional Capital Contributions to the Company without the approval of CCE (but only so long as it shall be a Member) and of ETP (but only so long as it shall be a Member).

5.2 No Right to Interest or Return of Capital. Except as set forth herein, no Member shall be entitled to any return of, or interest on, Capital Contributions to the Company. No Member shall have any liability for the return of the Capital Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Capital Contribution.

5.3 No Third Party Rights. The obligations or rights of the Company or the Members to make any Capital Contribution under this Article V shall not grant any rights to or confer any benefits upon any Person who is not a Member.

ARTICLE VI.

DISTRIBUTIONS

6.1 Cash Flow. Subject to Sections 6.2, 6.3 and 11.2, Cash Flow shall be distributed at such times as shall be determined by the affirmative vote of the Executive Committee to each Class A Member and Class B Member in proportion to their respective Aggregate Percentage Interests. Distributions to each Member shall be sent via wire transfer to such account identified by such respective Member in writing to the Managing Member from time to time.

6.2 Amounts Withheld for Taxes. Notwithstanding any provision of this Agreement to the contrary, if the Company is required to pay, with respect to or on behalf of any Member or any other Person, any amount required to be withheld by the Company in respect of taxes based on or measured by income under federal, state, or local law or any estimated tax or similar amount, such Member or other Person shall, upon demand of the Company, promptly reimburse the Company for such amount. To the extent that such Member or other Person has not so reimbursed the Company, any and all amounts so paid by the Company may be withheld from and offset against distributions to such Member or other Person and shall be considered for all purposes of this Agreement to have been distributed to such Member or other Person pursuant to this Article VI.

6.3 Minimum Distribution for Taxes. To the extent permitted by applicable Credit Facilities and other obligations of the Company, the Company shall distribute in accordance with Section 6.1, with respect to each Fiscal Year and during the period commencing on the first day of such Fiscal Year and ending on the 15th day of the third month following the end of such Fiscal Year, an amount equal to the lesser of (a) (i) the Company’s Cash Flow for such Fiscal Year less (ii) the aggregate amount of all quarterly distributions of Cash Flow previously made during such Fiscal Year and (b) 40% (or such other percentage as may be determined by the Executive Committee) of the taxable income of the Company for such Fiscal Year. For purposes of this Section 6.3, the taxable income of the Company for each Fiscal Year shall be computed as though the Company were a corporation which did not file consolidated Federal income tax returns, as though such corporation did not make any of the elections specified in Code Section 703(b), as though Code Section 243(a)(1) and Code Section 243(c) (if applicable), rather than Code Section 243(a)(3), applied to “qualifying dividends” (as defined in Code Section 243(b)(1)), without regard to any carryover or carryback of any net operating loss, capital loss, investment credit, unused foreign tax, excess charitable contribution, passive loss or credit, or other item from any other year, and without regard to the provisions of Code Section 703(a).

ARTICLE VII.

ALLOCATIONS

7.1 Book Allocations. Sections 7.1(a) and (b) set forth the general rules for book allocations to the Members. Section 7.1(c) sets forth various special rules that supercede the general rules of Sections 7.1(a) and (b).

(a) Profit. Profits for each Fiscal Year shall be allocated to the Members in the following order of priority:

(i) first, each Class A Member and Class B Member shall be allocated Profits (in proportion to the aggregate Losses allocated to such Members under Section 7.1(b)(ii) for all Fiscal Years) until the aggregate allocations made to each Class A Member and Class B Member pursuant to this Section 7.1(a)(i) is equal to the aggregate Losses allocated to the Member pursuant to Section 7.1(b)(ii) for all Fiscal Years; and

(ii) thereafter, each Class A Member and each Class B Member shall be allocated Profits in proportion to its Aggregate Percentage Interests.

(b) Losses. Losses for each Fiscal Year shall be allocated to the Members in the following order of priority:

(i) first, to the Class A Members and Class B Members, if any, having positive balances in their Adjusted Capital Accounts, in proportion to and to the extent of, such positive balances; and

(ii) thereafter, to the Class A Members and Class B Members in proportion to their Aggregate Percentage Interests.

(c) Special Rules. Notwithstanding Sections 7.1(a) and (b), the following special allocation rules shall apply under the circumstances described:

(i) Limitation on Loss Allocations. The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Fiscal Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All items of loss or deduction in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated first, to the Member who will not be subject to this limitation, and second, any remaining amount to the Members in the manner required by the Code and the Regulations. To the extent that items of loss and deduction are allocated pursuant to this Section 7.1(c)(i) to a Member, such Member shall be allocated a corresponding amount of income and gain as may be available in the earliest subsequent Fiscal Year to offset such allocation of loss and deduction.

(ii) Company Minimum Gain. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). This Section 7.1(c)(ii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(iii) Minimum Gain Attributable to Member Nonrecourse Debt. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Company taxable period, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). This Section 7.1(c)(iii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iv) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, such Adjusted Capital Account Deficit of such Member as quickly as possible.

(v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members in the same ratios that Profit is allocated for the taxable year in accordance with Regulations Section 1.704-2(b)(1). If the Executive Committee determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Executive Committee is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vi) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the economic risk of loss (as described in Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

(vii) Curative Allocations. The allocations set forth in Sections 7.1(c)(i) through 7.1(c)(vi) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Section 7.1(c) (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations (including anticipated future Regulatory Allocations) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

(viii) Change in Regulations. If the Regulations incorporating the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for federal income tax purposes, the Executive Committee shall make such reasonable amendments to this

Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member, pursuant to this Agreement.

(ix) Non-Recourse Liabilities. “Excess non-recourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated in the same ratio that Profit is allocated for the taxable year.

7.2 Tax Allocations.

(a) In General. Allocations for tax purposes of items of income, gain, loss, deduction and basis therefor, shall be made in the same manner as allocations for book purposes set forth in Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(b) Special Rules.

(i) Elimination of Book/Tax Disparities. In determining a Member’s allocable share of Company taxable income, the Member’s allocable share of each item of Profit and Loss shall be properly adjusted to reflect the rules and principles of Code Section 704(c) and Regulations Section 1.704-3. This Section 7.2(b)(i) is intended to comply with the requirements of Code Section 704(c) and Regulations Sections 1.704-1(b)(2)(iv)(d) and (f) and shall be interpreted consistently therewith. Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.

(ii) Allocation of Items Among Members. Except as otherwise provided in Section 7.2(b)(i), each item of income, gain, loss and deduction and all other items governed by Code Section 702(a) shall be allocated among the Members in proportion to the allocation of Profits, Losses and other items to the Members hereunder, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in accordance with Regulations Section 1.1245-1(e), if applicable, or with any other applicable provision of the Regulations and, if no such provision is applicable, in the same ratio as the prior allocations of Profits and Losses and other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Member.

(c) Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and hereby agree to be bound by the provisions of this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.

7.3 Transferred Interests. If any Membership Interest (or portion thereof) is sold, assigned or transferred during any Fiscal Year, then Profit, Loss, each item thereof and all other items realized by the Company during such Fiscal Year shall be divided and allocated between the Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Members.

7.4 Section 754 Election. In the event of a Transfer of a Membership Interest permitted under this Agreement, the Company shall, at the request of the transferee Member, file an election under Section 754 of the Code to adjust the basis of the assets of the Company in accordance with the provisions of Section 743 of the Code. Any costs associated with such election (such as accounting fees) shall be borne by the transferee Member.

7.5 Tax Matters Member.

(a) For purposes of Code Sections 6221 through 6223, the Managing Member from time to time shall also be, and is hereby designated as, the “tax matters partner” of the Company (the “Tax Matters Member”).

(b) The Tax Matters Member shall make an election under Code Section 6231(a)(i)(B)(ii) with the Company’s first tax return to be filed after the effective date of this Agreement to have Code Sections 6221 to 6234, inclusive, apply to the Company.

(c) The Tax Matters Member shall, within ten days (or such shorter period of time as is reasonably practicable) of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, deliver a copy of such notice to each Member. The Tax Matters Member shall cooperate with any Member, and shall take such action as may be required to be taken by the Tax Matters Member, to cause such Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving written notice thereof within 10 business days (or such shorter period of time as is reasonably practicable) after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in its capacity as Tax Matters Member.

(d) The Tax Matters Member shall not take any action that may be taken by a “tax matters partner” under Code Section 6221 through 6234 unless (i) it has first given the other Members written notice of the contemplated action at least ten business days prior to the applicable due date of such action and (ii) it has received the unanimous written consent of the other Members to such contemplated action; provided, however, that unless the Tax Matters Member is notified otherwise no later than two business days prior to any date by which the Tax Matters Member must act as set forth in any notice received from the Internal Revenue Service, the Code or the regulations promulgated thereunder, such other Members shall be deemed to have given their consent.

(e) At least 20 days prior to the due date for the filing of any federal income tax return of the Company, the Tax Matters Member shall provide a proposed draft of such return to the Members for their approval. If the Members approve such return, the return shall be filed as approved. Failure to provide the Tax Matters Member with written notice that the

Members do not approve such return within 10 days from the receipt thereof by the Members shall be deemed approval by the Members. In the event the Members do not approve such return, and the Members and Tax Matters Member are otherwise unable to resolve their differences with regard to such return, the matter shall be submitted to an independent, nationally recognized accounting firm, the decision of which shall be final. The cost of retaining such accounting firm with respect to resolving such dispute shall be borne by the Company. The Tax Matters Member shall provide a draft or final copy of any tax return to a Member upon written request by such Member.

(f) Without limiting and in addition to the foregoing, for tax proceedings, matters and claims in excess of $3 million, the Tax Matters Member shall not initiate any legal or administrative proceedings on behalf of the Company or a Company Subsidiary in respect of or relating to any tax proceedings or other tax matters, or agree to the settlement of any claims in respect of or relating to any tax proceedings or other tax matters, without first consulting with the Executive Committee a reasonable period of time prior to taking any such action.

ARTICLE VIII.

TRANSFER/ADMISSION MATTERS

8.1 Transfer Restrictions. ETP, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest only in accordance with the provisions of this Article VIII; provided, that ETP, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest to an Affiliate with prior notice to the Executive Committee and upon satisfaction of the provisions of Section 8.3. Notwithstanding any provision hereof to the contrary, no Class A Member may Transfer any Membership Interest to any person that is a Class A Prohibited Transferee and no Class B Member may Transfer any Membership Interest to any person that is a Class B Prohibited Transferee.

8.2 Right of First Offer. If any Class A Member or Class B Member (a “Transferring Member”) desires to Transfer all or any portion of its Class A Membership Interest or Class B Membership Interest, as applicable (the “Specified Interest”), to any Third Party Purchaser, such Transferring Member shall first give notice thereof (the “Offer Notice”) to the other Class A Members and Class B Members (the “Non-Transferring Members”), specifying the price (the “Specified Price”) and other terms (the “Specified Terms”) at and on which such Transferring Member is willing to sell the Specified Interest. The delivery of the Offer Notice by the Transferring Member to the Non-Transferring Members shall constitute an offer by the Transferring Member to negotiate in good faith to sell to the Non-Transferring Members the Specified Interest at the Specified Price upon the Specified Terms. The Non-Transferring Members shall each have 30 Business Days (the “Acceptance Period”) from and including the date it receives the Offer Notice to accept such offer, which acceptance shall be in the form of a written notice (the “Acceptance Notice”) to the Transferring Member. Each Non-Transferring Member wishing to accept such offer (each, an “Accepting Member”) shall thereafter negotiate in good faith with the Transferring Member. If more than one Non-Transferring Member shall wish to purchase the Specified Interest, each such Non-Transferring Member shall be entitled to purchase a proportionate share of the Specified Interest on the basis of its Aggregate Percentage

Interest. If the Accepting Member(s) and the Transferring Member fail to execute a definitive purchase agreement within 30 Business Days following receipt by the Transferring Member of the applicable Acceptance Notice(s), or if the sale of the Specified Interest to the Non-Transferring Member(s) is not consummated within 60 days following such receipt of the Acceptance Notice, the offer set forth in this Section 8.2 shall then automatically expire, and such Transferring Member may Transfer the Specified Interest, subject to the other terms of this Agreement, for a price and on terms and conditions substantially no more favorable to the purchaser than those offered by the Transferring Member; provided, however, that if the Transferring Member shall fail to sell the Specified Interest or any portion thereof within 180 days from such expiration, the Specified Interest or such non-transferred portion of the Specified Interest shall again be subject to the right of first offer contained in this Section 8.2.

8.3 Transfer Requirements. Notwithstanding anything to the contrary contained herein, the Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member’s Membership Interest unless:

(a) the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together the written agreement of the transferee to become a party to and be bound by this Agreement, which shall be in form and substance reasonably satisfactory to the Executive Committee;

(b) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act, and applicable state blue sky and securities laws, and such Transfer will not cause the Company to breach or violate any applicable law;

(c) such Transfer will not cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h)) or does not otherwise cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code;

(d) such Transfer will not result in a termination of the Company for purposes of Section 708 of the Code;

(e) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

(f) such Transfer will not result in the occurrence of an event of default or similar occurrence (whether immediately or with the giving of notice, the passage of time or both) under the terms of any of the Credit Facilities;

provided, however, that the foregoing provisions of this Section 8.3 shall not apply to the Transfers contemplated by the Redemption Agreement.

The Executive Committee may request an opinion of counsel (which counsel shall be chosen by the non-transferring Member but shall be reasonably satisfactory to the transferee Member) with respect to any of the foregoing or any other matters that the Executive Committee reasonably deems appropriate in respect of any such Transfer. In addition, the Executive Committee, upon unanimous consent, may waive any of the foregoing provisions. Notwithstanding the foregoing, a Transferring Member need not comply with Section 8.3(d) if such Transferring Member indemnifies each other Member in a manner and amount reasonably satisfactory to each such other Member for any adverse tax effects that would result from such termination.

8.4 Admission of a Member. A Person may be admitted as Class A Member or a Class B Member upon satisfaction of the relevant requirements of this Article VIII or with the unanimous written consent of the Class A Members and the Class B Members. Upon such admission, such Member shall be designated as either a Class A Member or a Class B Member, and the Managing Member shall amend Exhibit A appropriately to reflect the admission of such Person as a Member.

8.5 Cooperation by Members. If any Member wishes to Transfer all or a portion of its Membership Interest in accordance with the provisions of this Article VIII, each other Member shall use its reasonable efforts to assist the Member seeking to make such Transfer as such Member may reasonably request.

ARTICLE IX.

BOOKS AND RECORDS; BANK ACCOUNTS

9.1 Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Managing Member at the principal place of business of the Company. Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company’s business. By February 28 of each year, the Tax Matters Member shall provide each Member of Holdings with an estimate of its allocable share of the preceding year’s taxable income, loss, credit and certain other information necessary for the Members to file a complete tax return.

9.2 Reporting Requirements.

(a) Members Holding 5% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver a financial report (audited in the case of a report sent as of the end of a Fiscal Year and unaudited in the case of a report sent as of the end of a quarter) to each holder of 5% or more of the outstanding Class A Membership Interests and to each holder of 5% or more of the outstanding Class B Membership Interests within 120 days after the end of each Fiscal Year (commencing after the date of this Agreement) and 60 days after the end of each of the first three quarters of each Fiscal Year (commencing with the first full quarter after the date of this Agreement), setting forth for such Fiscal Year or quarter:

(i) the assets and liabilities of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, as of the end of such Fiscal Year or quarter;

(ii) the net profit or net loss of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter;

(iii) the cash flows of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter; and

(iv) in the case of a Fiscal Year only, such Class A Member’s or such Class B Member’s closing Capital Account balance as of the end of such Fiscal Year.

(b) Members Holding 20% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver to each Member holding 20% or more of the outstanding Class A Membership Interests and to each Member holding 20% or more of the outstanding Class B Membership Interests as promptly as practicable such information regarding the Company and each Company Subsidiary as such Member shall reasonably request.

9.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Executive Committee. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized representatives of the Company.

ARTICLE X.

DISSOLUTION AND LIQUIDATION

10.1 Dissolution. The Company shall be dissolved upon the approval of the Members required by Section 4.4(c)(i).

10.2 Distribution on Dissolution.

(a) Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of assets pursuant to the provisions of this Section. So long as it shall then be a Member, CCE shall act as the Liquidating Trustee. If CCE shall not then be a Member or if it is unable to act as Liquidating Trustee, then the Members shall appoint another Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions provided herein.

(b) Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company’s assets in kind. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value (by appraisal or other reasonable means) of such assets, and each Member’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the Profit or Loss recognized thereby had been allocated to and among the Members in accordance with Article VII.

(c) All assets of the Company shall be applied and distributed in the following order:

(i) first, to the payment and discharge of all the Company’s debts and liabilities to creditors, including liabilities to Members who are creditors, to the extent otherwise permitted by law;

(ii) second, to establish such reserves as the Liquidating Trustee may deem reasonably necessary (and if the Liquidating Trustee shall be a Member, with the approval of Members holding at least two-thirds of all Membership Interests) for contingent or unforeseen liabilities or obligations of the Company; and

(iii) thereafter, to the Class A Members and the Class B Members in accordance with Section 6.1.

10.3 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in this Article X, the Company shall be terminated, and the Members shall cause the cancellation of the Certificate and all amendments thereto, and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE XI.

GENERAL

11.1 Title to Company Property. All property owned by the Company, including, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

11.2 Severability. Every provision of this Agreement is intended to be severable. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

11.3 Governing Law. This Agreement and rights and obligations of the parties hereto with respect to the subject matter hereof will be interpreted and enforced in accordance with, and governed exclusively by, the law of the State of Delaware, excluding the conflicts of law provisions thereof.

11.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors, heirs and assigns.

11.5 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to any property of the Company.

11.6 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

11.7 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, with the same effect as if all parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

11.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement and the exhibits hereto supersede all prior written and all prior and contemporaneous oral agreements, understandings, negotiations and representations between the parties with respect to such subject matter.

11.9 Amendment. Except in the case of a modification of Exhibit A to be made by the Managing Member as expressly contemplated by the terms of this Agreement, including Section 5.2, this Agreement may be amended only by an instrument in writing signed by all of the Members. Promptly following any amendment to this Agreement (including any modification to Exhibit A by the Managing Member), the Managing Member shall provide a true and complete copy thereof to each other Member.

11.10 Securities Law Matters. The Members agree and acknowledge that their Membership Interests are being acquired by them for investment purposes only and not with a view to any sale thereof; that they have had adequate opportunity to obtain from representatives of the Company and others all information necessary for purposes of evaluating the merits and risks of holding a Membership Interest; that they are able to bear the economic risk of holding their Membership Interests hereunder for an indefinite period; that the Membership Interests are illiquid assets and that there is no market in which to effectuate a resale thereof or any portion thereof; and that, in any event, the resale of their Membership Interests cannot be effectuated except pursuant to compliance with the registration requirements under the Securities Act or an exemption therefrom.

11.11 Notices.

(a) Each notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and delivered in person or by first class United States mail, postage prepaid, to the party to whom addressed or by any nationally known overnight courier service to the address specified on Exhibit A or to such other address as the party may advise the Executive Committee, the Managing Member and the other Members as its address for notice hereunder.

(b) All notices shall be deemed given upon the earlier to occur of: (i) the date of actual receipt; (ii) the date of refusal of delivery; and (iii) (A) as to hand delivery, the date of delivery, (B) as to facsimile, when such facsimile is transmitted to the facsimile number specified herein and the appropriate confirmation is provided, (C) as to overnight courier service, the date following the deposit with the overnight courier service, and (D) as to the US Mails, three business days after depositing in the US Mails.

11.12 Construction. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.

11.13 Submission to Jurisdiction; Consent to Service of Process.

(a) Any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated by this Agreement, and any and all Actions related to the foregoing shall be filed and maintained exclusively in the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch, of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof.

(b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.11.

11.14 No Consequential or Punitive Damages. No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages claimed by such other party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

11.15 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

11.16 Confidentiality. Each Member shall hold, and shall cause its Affiliates to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the contents of any reports, financial statements, budgets or other information delivered to any Member pursuant to Section 9.2 (“Confidential Information), except to the extent that such Confidential Information (i) has been or has become (A) generally available to the public other than as a result of disclosure by any party hereunder or an Affiliate of a party or (B) available to the public on a non-confidential basis from a source other than an Affiliate of a party entitled to the protection offered hereby, or (ii) is required to be disclosed under applicable law or stock exchange rules; provided, however, the applicable Member shall use, and shall cause its Affiliates to use, commercially reasonable efforts to give each other Member prior notice of any such disclosure in sufficient time to enable each other Member to protect any such information. However, nothing contained in this Section shall preclude the disclosure of Confidential Information, on the condition that it remain confidential, to auditors, attorneys, lenders, financial advisors, members, limited partners and other Persons in connection with the performance of their duties as delegated or requested by any Member hereof.

11.17 Public Announcement. The Members shall consult with each other before issuing any press release relating to the Company or the Company Subsidiaries and shall not issue any such press release or make any such public statement without the prior consent of the other Members, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Member may, without consulting with any other Member and without the prior consent of the other Members, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable law or stock exchange rules if it has used all reasonable efforts to consult with the other Members.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

CLASS A MEMBERS

CCE ACQUISITION, LLC

By:
Name:
Title:

CCEA CORP.

By:
Name:
Title:

CLASS B MEMBER

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners, GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.,
its general partner

By:
Name:
Title:

Signature Page

Second Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC

EXHIBIT B

Members

Class A Members	Class A Percentage Interest	Class B Percentage Interest	Aggregate Percentage Interest
CCE ACQUISITION, LLC 5444 Westheimer Road Houston, TX 77056 Attn:	99.9%	N/A	49.95%

CCEA CORP. 5444 Westheimer Road Houston, TX 77056 Attn:	.2%		.1%

Class B Member	Class A Percentage Interest	Class B Percentage Interest	Aggregate Percentage Interest
ENERGY TRANSFER PARTNERS, L.P. 2828 Woodside Street Dallas, TX 75204 Attn:	N/A	100%	50%

EXHIBIT B

Class A Prohibited Transferees

1.	Kinder Morgan

2.	American International Group, Inc.

Class B Prohibited Transferees

1.	General Electric

2.	Kinder Morgan

3.	American International Group, Inc.

EXHIBIT C

Administrative Services Agreement

Exhibit B

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

This AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”) is entered into as of                          , 2006, by and between CCE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and SU Pipeline Management LP, a Delaware limited partnership (“Manager”).

RECITALS:

WHEREAS, Holdings owns 100% of the equity interests in CrossCountry Energy, LLC, a Delaware limited liability company (“CrossCountry”); and

WHEREAS, CrossCountry owns 100% of the membership interests of Transwestern Holding Company, LLC, a Delaware limited liability company that owns 100% of the membership interests of Transwestern Pipeline Company, LLC, a Delaware limited liability company (collectively, “Transwestern”); 100% of the membership interests of CrossCountry Citrus, LLC, a Delaware limited liability company that owns 50% of the issued and outstanding shares of capital stock of Citrus Corp., a Delaware corporation (collectively, “Citrus”); and 100% of the membership interests of CrossCountry Energy Services, LLC, a Delaware limited liability company (“CES”) (CrossCountry, Transwestern, Citrus and CES collectively, the “CrossCountry Entities”, and Holdings and the CrossCountry Entities and their respective facilities, property, operations, equipment and other assets collectively, the “Enterprise”); and

WHEREAS, Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), has entered into a Purchase and Sale Agreement dated as of September 14, 2006, with the owners of the Class B interests of Holdings under which it will purchase those Class B interests (the “CCE Acquisition Agreement”); and

WHEREAS, ETP, CCE Acquisition, LLC, a Delaware limited liability company, and CCEA Corp., a Delaware corporation, the owners of the Class A interests of Holdings, have negotiated certain changes to the Administrative Services Agreement dated November 5, 2004 between Holdings and Manager that they desire to become effective upon closing of the transaction described in the CCE Acquisition Agreement; and

WHEREAS, Holdings desires to continue having Manager manage the Enterprise on its behalf; and

WHEREAS, Holdings and Manager desire to set forth their respective rights and obligations with respect to the operation and management of the Enterprise, including certain charges associated with the execution and closing of the CCE Acquisition Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Parties intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

The terms used herein shall have the respective meanings as set forth below.

1.01 “Accepted Gas Pipeline Practices” shall mean those practices, methods and acts engaged in or approved by a significant portion of the interstate natural gas pipeline industry during the term of this Agreement and any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time a decision is made, would have been reasonably expected to accomplish a desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.

1.02 “Accounting and Financial Procedures” shall mean the budgeting, accounting, billing and auditing procedures set forth in Exhibit “A” hereto.

1.03 “Act” means the Securities Exchange Act of 1934, as amended.

1.04 “Affiliate” means, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

1.05 “CES” has the meaning set forth in the Recitals to this Agreement.

1.06 “Citrus” has the meaning set forth in the Recitals to this Agreement.

1.07 “Class A Member” has the meaning set forth in the LLC Agreement.

1.08 “Class A Membership Interests” has the meaning set forth in the LLC Agreement.

1.09 “Committee” shall mean the Executive Committee of Holdings or, to the extent the rights and responsibilities of the Committee under the LLC Agreement are in the future delegated, assigned, in whole, or in part, or otherwise conveyed to another committee or governing body, that body to which such rights and responsibilities have been transferred.

1.10 “Confidential Information” has the meaning set forth in Section 4.01 to this Agreement.

1.11 “Credit Facilities” shall mean such loan agreements and instruments to which Holdings or any Holdings subsidiary shall be a party from time to time.

1.12 “CrossCountry” has the meaning set forth in the Recitals to this Agreement.

1.13 “CrossCountry Entities” has the meaning set forth in the Recitals to this Agreement.

1.14 “Effective Date” shall mean                          , 2006.

2

1.15 “Enterprise” has the meaning set forth in the Recitals to this Agreement.

1.16 “Fiscal Year” shall mean the period of time commencing on the Effective Date and continuing to December 31 of the same year and commencing on January 1 of each subsequent year and ending on December 31 of the same year.

1.17 “Force Majeure Event” shall mean an act of God; severe fire, flood, earthquake, storm or lightning; National Weather Service warnings or advisories, whether official or unofficial, that result in the evacuation of facilities, an act of Governmental Authority, or necessity for compliance with any court order, law, statute, consent agreement, settlement ordinance or regulation promulgated or agreed to by or with a Governmental Authority having jurisdiction with respect to the applicable subject matter; a strike, lockout or other industrial disturbance; an act of the public enemy, sabotage, war, act of terrorism, insurrection or blockade; riot or other civil disturbance; epidemic; explosions, delay in obtaining material, permits, equipment, and any other similar event or cause that, in each such case, prevents, in whole or in part, the performance of a Party’s obligations under this Agreement, is not reasonably within the control of the affected Party and which by the exercise of commercially reasonable efforts the affected Party is unable to overcome or prevent.

1.18 “GAAP” means United States generally accepted accounting principles consistently applied.

1.19 “Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government, including any governmental authority, agency, department, board, commission or instrumentality or any political subdivision thereof, and any tribunal, court or arbitrator(s) of competent jurisdiction.

1.20 “Holdings” has the meaning set forth in the preamble to this Agreement.

1.21 “Holdings Indemnified Parties” has the meaning set forth in Section 4.03 to this Agreement.

1.22 “LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of                       , 2006, as it may be amended from time to time.

1.23 “Manager” has the meaning set forth in the preamble to this Agreement.

1.24 “Manager Indemnified Parties” has the meaning set forth in Section 4.02(a) to this Agreement.

1.25 “Managing Member” has the meaning set forth in the LLC Agreement.

1.26 “Member” shall mean a member of Holdings from time to time, and “Members” means each Member, collectively as provided by the LLC Agreement.

1.27 “Membership Interests” has the meaning set forth in the LLC Agreement.

1.28 “Notice” has the meaning set forth in Section 6.01 to this Agreement.

3

1.29 “Party” shall mean Holdings or Manager, and “Parties” shall mean both Holdings and Manager.

1.30 “Representatives” has the meaning set forth in Section 4.01 to this Agreement.

1.31 “Shared Services” has the meaning set forth in Section 3.01(a) to this Agreement.

1.32 “Southern Union” means Southern Union Company, a Delaware corporation.

1.33 “Transwestern” has the meaning set forth in the Recitals to this Agreement.

ARTICLE II

RELATIONSHIP AND REPRESENTATIONS OF THE PARTIES

2.01 General Principles Regarding the Relationship of the Parties. The major policies and business decisions of Holdings shall be established by the Committee or determined by a vote of the Members, and in each case, implemented by Manager as directed by the Managing Member. The actions requiring approval of the Committee shall be as set forth in the LLC Agreement. The day-to-day management of the CrossCountry Entities and the operation of the Enterprise, including all administrative and ministerial functions of the business of Holdings not expressly reserved by the Committee, shall be the sole responsibility of the Managing Member, which shall direct and supervise Manager in its duties hereunder. In managing the Enterprise, Manager shall undertake commercially reasonable efforts to act in the best interests of the Members and Holdings collectively. Specifically, Manager shall act impartially with respect to the Members and Holdings notwithstanding that Manager is an Affiliate of the Managing Member. Manager shall use reasonable efforts to assist any Member in its sale of all or a portion of its Membership Interests, at that Member’s expense, including preparation of due diligence materials for prospective purchasers. Manager shall devote such amount of time and resources necessary to perform the services as appropriate for the operation of the Enterprise, consistent and in accordance with (i) Accepted Gas Pipeline Practices, (ii) laws and regulations applicable to the Enterprise and (iii) material contracts and agreements binding on the Enterprise, including any Credit Facilities.

2.02 Representations and Warranties of Manager. Manager represents and warrants to Holdings, as of the date hereof, as follows:

(a)	Manager is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted;

(b)	Manager has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement has been duly executed and delivered by Manager and constitutes the legal, valid and binding obligation of Manager, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and general principles of equity;

4

(c)	the execution, delivery and performance of this Agreement do not violate (i) Manager’s limited partnership agreement or any resolution of its board of managers or other committees charged with the governance of its affairs, (ii) any contract to which Manager or any of Manager’s Affiliates is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination affecting Manager or any of its properties;

(d)	no litigation is pending or, to Manager’s knowledge threatened, which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability to perform its obligations hereunder; and

(e)	Manager or one of its Affiliates is experienced in the administration and management of gas pipelines, and has obtained all required approvals with respect to the operation of such pipelines and has not been and is not currently subject to any material judgment or settlement of any claim imposing liability on it for noncompliance with law or mismanagement in its administration and management of any gas pipelines.

2.03 Representations and Warranties of Holdings. Holdings represents and warrants, as of the date hereof, as follows:

(a)	Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted;

(b)	Holdings has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and general principles of equity;

(c)	the execution, delivery and performance of this Agreement do not violate (i) Holdings’ limited liability company operating agreement or any resolution of the Committee or other committees charged with the governance of its affairs, (ii) any contract to which Holdings is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination affecting Holdings or any of its properties; and

(d)	no litigation is pending or, to Holdings’ knowledge threatened, which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability reasonably to perform its obligations hereunder.

5

ARTICLE III

GENERAL RESPONSIBILITIES OF MANAGER

3.01 Shared Services. The Members have agreed that the Enterprise will receive certain ongoing services from employees of Southern Union and its Affiliates (the “Shared Services”). The Members have acknowledged that cost savings and operating efficiencies are achievable through such employees providing the Shared Services to the Enterprise while continuing to provide such services to Southern Union and its Affiliates. Manager, as directed by the Committee, shall be responsible for determining and administering the scope and provision of the Shared Services.

3.02 General Responsibilities. Manager shall be charged with and shall be responsible for the operation of the Enterprise, including all administrative and ministerial functions of the Enterprise, subject to the limitations expressly provided for in the LLC Agreement, the Redemption Agreement dated contemporaneously herewith between ETP and Holdings (the “Redemption Agreement”), or as otherwise established from time to time by the Committee, subject to the provisions of Section 4.3(c) of the LLC Agreement. Consistent therewith, in performing the responsibilities set forth herein, Manager shall carry out such responsibilities, or shall use commercially reasonable efforts to cause contractors selected by it to carry out such responsibilities, with the same degree of diligence and care that Manager would exercise if operating its own property and in a sound, workmanlike and prudent manner; and it shall comply, and shall use commercially reasonable efforts to require all such contractors to comply, with all relevant laws, statutes, ordinances, safety codes, regulations and rules of any Governmental Authority applicable to Holdings or the Enterprise.

3.03 General Services. Subject to the provisions of this Agreement and commencing on the Effective Date, Manager, on behalf of and as agent for Holdings, and in accordance with the approved budgets, shall employ sufficient personnel to operate the Enterprise and provide all necessary services and acts as Manager reasonably determines are necessary to carry out its responsibilities under this Agreement, including but not limited to the provision of the services specifically enumerated in Article I of Exhibit “A” hereto.

3.04 Reports.

(a)	Manager shall inform the Committee at least monthly in reasonable detail of any significant events or activities conducted by, or affecting, the Enterprise and shall present to the Committee at monthly meetings or in such monthly reports a copy of each notice, demand or other communication delivered by or received by the Enterprise during the preceding month that would be required to be disclosed by the Enterprise on Form 8-K or any other form promulgated by the Securities Exchange Commission under the Act or, if the Enterprise is not at such time subject to the periodic reporting requirements of the Act, those communications that would be subject to disclosure if it were. Manager shall also furnish to Holdings such additional information, reports, records and projections pertaining to the Enterprise as Holdings may reasonably request.

(b)	Manager shall make immediate reports to the Committee of all other material occurrences in relation to the Enterprise.

6

(c)	Manager shall cause the preparation of all federal, state and local reports, returns, pleadings and statements with respect to the Holdings and the CrossCountry Entities to occur in accordance with applicable laws, rules, regulations and orders. In particular, Manager shall cause the preparation of all reports required pursuant to federal and state securities laws for each CrossCountry Entity to which such laws apply. Manager shall not disseminate any press release, whether or not in connection with a filing on Form 8-K, without approval of the Committee unless it has first used reasonable efforts to provide the text of such press release to the Committee but is unable to delay the dissemination of such press release under applicable law to obtain that approval.

3.05 Personnel.

(a)	Except as otherwise decided by the Committee in the performance of its duties hereunder, Manager shall have full authority and responsibility for the management and supervision of all employees of the CrossCountry Entities, including, but not limited to, the sole discretion for the selection, supervision and dismissal of such employees, provided that Manager’s authority with respect to dismissal of employees shall be subject to the provisions of the Redemption Agreement.

(b)	Except as otherwise decided by the Committee, Manager shall employ and supervise the personnel (including consultants and professional service or other organizations) reasonably determined by Manager to be required to perform its duties and responsibilities hereunder in an efficient and economically prudent manner. Manager shall pay all expenses incurred in connection therewith, including reasonably allocated portions of compensation, salaries, incentive compensation, wages, expenses, applicable local, state and federal taxes, social security taxes, workman’s compensation insurance, retirement and insurance benefits and other such expenses.

(c)	Except as otherwise decided by the Committee, in carrying out its responsibilities hereunder, Manager shall, whenever reasonably practicable use, but not limit the use to, the services of the environmental, risk management, safety, law, finance, accounting, auditing, tax, engineering, human resources, payroll, planning, budgeting, regulatory, public and governmental affairs, information technology, operating, right-of-way and any other departments of Holdings, Manager or their respective Affiliates, as determined by Manager.

(d)	All personnel engaged or directed by Manager to perform Manager’s obligations under this Agreement and all contractors (and their subcontractors) and consultants retained by Manager on its behalf or on behalf of Holdings shall be in the reasoned opinion of the Manager duly qualified and experienced to perform such obligations. Manager shall use its commercially reasonable efforts to enforce strict discipline and maintain good order among such personnel, and shall use its commercially reasonable efforts to require such personnel to comply with all relevant laws, statutes, ordinances, safety codes, regulations and rules of any Governmental Authority applicable to Holdings or the Enterprise and its operation.

7

3.06 Contracts.

(a)	Subject to the limitations set forth in the LLC Agreement, the Redemption Agreement, or as otherwise directed by the Committee, Manager is authorized to execute on behalf of Holdings any and all contracts that Manager deems in its reasoned opinion necessary or appropriate for purposes of this Agreement.

(b)	All such contracts shall provide that the person entering into the contract with Manager shall comply with all relevant laws, statutes, ordinances, safety codes and rules and regulations of any Governmental Authority having jurisdiction.

3.07 Insurance. Manager shall cause to be carried and maintained for the benefit and at the expense of the CrossCountry Entities, Holdings, the Members and the members of the Committee, such insurance as is necessary to comply with all applicable laws, rules and regulations, as well as such insurance as is customarily maintained by owners and operators of gas transmission pipelines.

3.08 Environmental Compliance. Manager shall notify the Committee of any notices of material (a) violations, (b) litigation or (c) other issues associated with environmental compliance for the Enterprise. Manager shall cause Holdings to implement and maintain an environmental, health and safety management system comparable with the system currently maintained by Panhandle Eastern Pipe Line Company, LP.

3.09 Billing and Payment. Manager shall invoice Holdings for the actual cost of the services provided in connection with operation of the Enterprise and Holdings shall pay such invoices pursuant to the Accounting and Financial Procedures set out in Exhibit A to this Agreement.

ARTICLE IV

CERTAIN COVENANTS

4.01 Confidential Information.

(a)

Each Party from time to time may be provided information that is confidential and proprietary to the other Party. For purposes of this Agreement, confidential or proprietary information shall include and not be limited to customer lists and other customer information, and financial, technical or business information relating to one Party and provided by such Party to the other (“Confidential Information”). Each Party hereby unconditionally agrees to hold in strict confidence, and not disclose or reveal to any person or entity, any Confidential Information of the other Party disclosed under this Agreement without either (i) the prior written consent of the other Party, (ii) a requirement by applicable law, regulation or court order, including as a matter of federal or state securities law or pursuant to the rules and policies of any national securities exchange on which securities of the Party or its parent company are listed for trading, provided the Party required to disclose uses diligent, reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and has

8

allowed the other Party to participate in the proceeding or (iii) as may be necessary for Manager to perform obligations or enforce rights pursuant to this Agreement. Except as otherwise set forth herein neither Party shall provide Confidential information to any third party, except that each Party may also disclose the Confidential Information or portions thereof to the Affiliates, directors, officers, employees, contractors, advisors and agents of such Party (collectively “Representatives”) that such Party reasonably determines needs to know such Confidential Information for the purpose of carrying on the business of the Enterprise or of the Party, which Representatives shall be informed of the confidential nature of the Confidential Information and shall agree to bound by terms of this Agreement and not to disclose any Confidential Information to any other person. Each Party shall take all necessary and appropriate steps to protect the confidential or proprietary information of the other Party. Neither Party will use, or permit any third party to use, Confidential Information in any manner except for the purpose for which it was provided.

(b)	If any Member wishes to transfer all or a portion of its Membership Interests in accordance with the LLC Agreement, Manager shall use its reasonable efforts to assist the Member seeking to make such transfer as such Member may reasonably request by Notice to the Manager, including furnishing any Confidential Information to such Member as it may reasonably request. Such Member may furnish to a prospective transferee any such information so furnished to it by Manager, provided, however, that any disclosure of Confidential Information to a potential transferee is made subject to an executed confidentiality agreement in a form reasonably acceptable to Manager by which the potential transferee is legally bound.

(c)	Upon termination of this Agreement, each Party will either return to the other Party all documents and materials containing Confidential Information furnished by such other Party, or destroy such documents and materials and provide Notice of such destruction to the other Party.

4.02 Indemnification by Holdings.

(a)	Holdings shall indemnify, defend and hold Manager, its Affiliates and any of their respective officers, directors, employees, representatives or agents (“Manager Indemnified Parties”) harmless from any claims, costs, damages, losses or expenses (including reasonable attorneys’ fees for counsel of Manager or its Affiliate’s choice) arising out of or relating to any breach or default in the performance of Holdings’ covenants, agreements or obligations under this Agreement.

(b)

Subject to Section 4.03, Holdings expressly acknowledges and agrees that none of Manager, Manager’s Affiliates or any of their respective officers, directors, employees, representatives or agents, shall be liable to Holdings for any action not in violation of the terms of this Agreement, which is taken or omitted by, for or at the direction of Manager in its prudent business judgment in accordance with law and with respect to the Enterprise in a manner consistent with its

9

obligation or duties as “Manager” under this Agreement. Subject only to Section 4.03, Holdings shall indemnify, defend and hold Manager, Manager’s Affiliates and any of their respective officers, directors, employees, representatives or agents, harmless from any claims, costs, damages, losses or expenses (including reasonable attorneys’ fees for counsel of Manager or its Affiliate’s choice) arising out of or related to any action taken or omitted by any of them hereunder in conformity with prudent business judgment in accordance with law and in a manner consistent with its duties as “Manager” under this Agreement. Manager may consult with and rely upon the advice of counsel of its choice, including counsel retained by or for Holdings or the CrossCountry Entities, in any of the foregoing matters, including good faith determinations as to actions required or prohibited by this Agreement.

4.03 Indemnification by Manager. Subject to section 4.02, Manager shall indemnify, defend and hold Holdings, Holdings’ Affiliates and any of their respective officers, directors, employees, representatives or agents (“Holdings Indemnified Parties”), harmless from any claim, cost, damage, loss or expense (including reasonable attorneys’ fees) that is a result of Manager’s, or any of its Affiliates’, subcontractors’, employees’, representatives’ or agents’ material breach of this Agreement.

4.04 Limitation of Liability; Sole Remedy. Notwithstanding anything to the contrary in this Agreement, neither Party shall be liable for consequential, incidental, punitive, exemplary or special damages resulting directly or indirectly from, or connected with, the performance or non-performance under this Agreement. The indemnification provided for in this Article IV shall be in addition to (and not in lieu of) all other rights and remedies of the Parties, whether at law or in equity, in connection with any failure by a Party to perform or observe any term, provision, covenant or agreement on the part of such Party to be performed or observed under this Agreement.

ARTICLE V

TERMINATION

5.01 Term. Except as provided in Section 5.02 or 5.03, this Agreement shall become effective on the Effective Date hereof and shall continue in force and effect for a term of ten years from the beginning of the first calendar year following the Effective Date, unless earlier terminated as permitted in this Article V, and then shall be automatically renewed for an additional five-year term, unless Manager provides Notice to Holdings of its intent to terminate this Agreement at least 90 days prior to the end of the initial term.

5.02 Termination by Manager. Notwithstanding Section 5.01 and so long as the Managing Member or its Affiliates have not taken action or failed to take action materially contributing to a material breach by Holdings, Manager shall be entitled to terminate this Agreement, without any further obligation or liability on the part of Manager, as a result of a material breach by, or attributable to, Holdings of any of its obligations that remain uncured for 60 days after the receipt by Holdings of Notice from Manager setting forth reasonable detail about such breach or if such cure cannot be completed with the 60-day period, then if the cure is not undertaken promptly upon receipt of such Notice, diligently prosecuted thereinunder and completed within 180 days. In the event of the material breach of non-payment by Holdings, which remains uncured for 30 days after the receipt by Holdings of Notice from Manager of such non-payment, Manager shall be entitled to terminate this Agreement, without any further obligation or liability to Holdings. Holdings shall continue to be liable to Manager for full

10

payment of (i) any compensation, in such amounts and at such times as determined pursuant to Section 3.09, through the effective date of actual termination pursuant to this Section 5.02, and (ii) all costs incurred by Manager that are the responsibility of Holdings or the CrossCountry Entities pursuant to Section 3.01 and 3.08.

5.03 Termination by Holdings. Notwithstanding Section 5.01, Holdings shall be entitled to terminate this Agreement (a) upon Manager’s material breach of its obligations under this Agreement, and Manager’s failure to cure such breach within 60 days following Manager’s receipt of Notice from the Holdings setting forth in reasonable detail the relevant conduct or failure, (b) upon any of the representations and warranties of Manager contained in this Agreement proving to be materially false, incomplete or misleading, and not reasonably subject to cure in a manner that will result in no material harm to Holdings, (c) upon Manager committing a material violation of any law applicable to Holdings or any CrossCountry Entity, (d) if Southern Union or its Affiliates cease to own beneficially at least a majority of the Class A Membership Interests in Holdings, or (e) in the event of a failure to pay principal or interest as and when due under any Credit Facility (subject to applicable grace periods); provided however, that, Holdings shall continue to be liable to Manager for (i) full payment of any compensation, in such amounts and at such times determined pursuant to Section 3.09 through the effective date of such termination pursuant to this Section 5.03, and (ii) all costs incurred by Manager that are the responsibility of Holdings or the CrossCountry Entities pursuant to Article II of Exhibit “A” hereto.

5.04 Termination by Either Party. If a petition in bankruptcy or insolvency is filed by Holdings or Manager, or if Holdings or Manager shall make an assignment for the benefit of creditors, or if either shall file a petition for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of its property, or if a petition in bankruptcy or other-above described petition is filed against either which is not discharged within 60 days thereafter, then either Party may terminate this Agreement by serving Notice on the other Party.

5.05 Effect. Termination of this Agreement shall not relieve either Party from any obligation accruing or accrued to the date of such termination, or the right to audit under Section 1.08 of Exhibit “A” hereto, or deprive the Party not in default of any remedy otherwise available to it.

5.06 Survival Upon Termination. The provisions of Article IV shall survive the termination or expiration of this Agreement, and Section 4.01 shall remain in full force and effect for a period of three years following such termination or expiration, provided, however, that, the elimination of liability of Manager pursuant to Section 4.02(b), and the acknowledgement by Holdings of its absolute responsibility therefore, shall survive indefinitely; and Manager’s entitlement to any payment pursuant to this Agreement, including as or for any compensation, fees, expense reimbursement, indemnification or otherwise, shall survive until it has been paid all such amounts to which it may be entitled.

5.07 Duties Upon Termination. Upon expiration or termination of this Agreement for any reason:

(a)	At Holdings’ sole expense, Manager shall cooperate with Holdings in the transfer of the management of the Enterprise to Holdings or to a new manager of the Enterprise designated by Holdings; and

11

(b)	Manager shall deliver to Holdings all books, records, accounts, manuals or other similar material in its possession that are required to be maintained pursuant to the Agreement, except that Holdings acknowledges that in the event this requirement requires delivery of books, records, accounts, manuals or other similar material that, as a result of being combined with information of Manager’s Affiliates, contains information of entities other than the CrossCountry Entities. Manager may deliver copies of those materials which have been redacted to eliminate information related to entities other than the CrossCounty Entities.

ARTICLE VI

NOTICES AND REPORTS

6.01 Delivery. Any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

If to Holdings or the Committee, to:

CCE Holdings, LLC

c/o Energy Transfer Partners, L.P.

8801 South Yale Avenue

Tulsa, Oklahoma 74137

Attention: Robert A. Burk

Vice President and General Counsel

Facsimile: (918) 493-7290

And to:

CCE Holdings, LLC

c/o Southern Union Company

5444 Westheimer Road

Houston, Texas 77056-5306

Attention: Monica Gaudiosi, Senior Vice President & Associate General Counsel

Telephone: (713) 989-7567

Facsimile: (713) 989-1213

If to Manager, to:

SU Pipeline Management LP

c/o Panhandle Eastern Pipe Line Company, LP

5444 Westheimer Road

Houston, Texas 77056-5306

Attention: Monica Gaudiosi, Senior Vice President & Associate General Counsel

Telephone: (713) 989-7567

Facsimile: (713) 989-1213

12

6.02 Effectiveness. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All Notices given by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

6.03 Copies. Copies of all Notices and reports submitted by Manager to Holdings under this Agreement shall be sent to each of the Members at the address to which Notices are to be given to Holdings as provided above.

ARTICLE VII

GOVERNING LAW AND DISPUTE RESOLUTION

7.01 Governing Law. This Agreement and the rights and duties of the Parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

7.02 Dispute Resolution.

(a) Any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated by this Agreement, and any and all actions related to the foregoing shall be filed and maintained exclusively in the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof.

(b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.01.

ARTICLE VIII

MISCELLANEOUS

8.01 Force Majeure. Subject to the standards set forth in Article II, if, by reason of the occurrence of a Force Majeure Event, Manager is rendered unable, wholly or in part, to carry out its

13

obligations under this Agreement, and if Manager gives Notice and reasonably full particulars of such Force Majeure Event in writing or by facsimile to Holdings within a reasonable time after the occurrence of the cause relied on, upon giving such Notice, Manager shall not be liable; provided, however, that Manager shall undertake commercially reasonable efforts to remedy such cause with all reasonable dispatch. If a Party is prevented from substantially performing its obligations under this Agreement by Force Majeure for a period of 180 days, the other Party may terminate this Agreement without further liability of either Party to the other hereunder by ten days’ Notice given any time thereafter unless substantial performance is resumed during that ten ten-day period.

8.02 Laws and Regulatory Bodies. This Agreement, the operation of the Enterprise and the rights and obligations of Holdings and Manager hereunder shall be subject to all valid and applicable laws, orders, court decisions, directives, rules and regulations of any Governmental Authority having jurisdiction.

8.03 Waiver. No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

8.04 Modification. This Agreement may not be modified, varied or amended except by an instrument in writing signed by the Parties.

8.05 Headings. The headings to each of the various Articles and Sections in this Agreement are included for convenience and reference only and shall have no effect on, or be deemed as part of the text of, this Agreement.

8.06 Assignment. Neither Party shall assign its rights and obligations hereunder without the prior written consent of the other Party; provided, however, that Manager may assign in whole or in part, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Southern Union.

8.07 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Accounting and Financial Procedures, the Accounting and Financial Procedures shall control.

8.08 Manager’s Office. Manager may select the office locations used by or for Holdings, the Enterprise and the CrossCountry Entities.

8.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to confer any right, remedy or claim upon any person other than the Parties and their respective successors and permitted assigns.

8.10 Further Assurances. Holdings and Manager agree to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement and to operate the Enterprise as contemplated by the Parties.

14

8.11 Amendment. This Agreement may not be modified or amended except by a written instrument signed by each of the Parties to this Agreement.

8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and together constitute one and the same agreement.

8.13 Execution. The signatories to this Agreement represent and warrant that they have the authority to execute the Agreement on behalf of the Parties they represent.

8.14 Entire Agreement. This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof, and same supersedes any prior understandings or written or oral agreements relative to said matter.

8.15 Self-dealing. Notwithstanding any provision hereof to the contrary, Manager, Manager’s Affiliates and Holdings may engage in or possess an interest in other business ventures of any nature or description, including the gas distribution interstate and intrastate gas transmission, gas storage, liquefied natural gas regasification and storage, whether independently owned or owned with others, whether currently existing or subsequently created and Manager, Holdings and their Affiliates shall not have any rights in or to any of these other businesses ventures or the income or profits derived therefrom.

8.16 Severability. If any of the provisions of this Agreement shall be determined by a Court of competent jurisdiction to be invalid or unenforceable, all of the other provisions shall remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

8.17 Performance Covenant. By its signature in the place provided below, Panhandle Eastern Pipe Line Company, LP hereby covenants, to the extent permitted by applicable law, to cause Manager to perform the duties and obligations of Manager hereunder.

8.18 Title. Title to all materials purchased by Manager under the terms of this Agreement specifically for the use of the Enterprise shall pass immediately upon reimbursement therefor to, and vest in, Holdings.

[Signatures on following page]

15

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in multiple originals by their respective officers thereunto duly authorized, all as of the date first above written.

CCE HOLDINGS, LLC

By:
Title:

SU PIPELINE MANAGEMENT LP

By:
Title:

PANHANDLE EASTERN PIPE LINE COMPANY, LP

By:
Title:

Signature Page

Amended and Restated Administrative Services Agreement

16

EXHIBIT “A”

TO

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

ACCOUNTING AND FINANCIAL PROCEDURES

ARTICLE I

GENERAL PROVISIONS

1.01 Books and Records. Manager shall keep, or cause to be kept, the books and records of Holdings and the CrossCountry Entities at the principal place of business of Holdings. The books and records shall be maintained in accordance with generally accepted accounting principles and the requirements of the Federal Energy Regulatory Commission, as applicable, consistently applied. Such books and records shall reflect all transactions and be appropriate and adequate for conducting the business. Quarterly within 45 days after the end of each fiscal quarter of the Holdings and annually within 90 days after the end of each Fiscal Year of Holdings, Manager shall deliver or cause to be delivered to Holdings financial statements of Holdings and each subsidiary of Holdings that is then subject to the periodic reporting requirements of the Act (or that is required to file such reports pursuant to the Credit Facilities) as of the end of and for such period. Such financial statements shall comply with the requirements of the Act and the regulations thereunder or the requirements of the Credit Facilities, as applicable, and shall include a balance sheet and statements of income, Members’ equity, status of and cash flows, shall be prepared in accordance with GAAP and, with respect to the annual financial statements, shall be accompanied by a report of the relevant entity’s independent certified public accountants stating that their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the Enterprise’s financial position, results of operations and cash flow in accordance with GAAP. Manager shall, on behalf of Holdings, in connection with the Credit Facilities, make such reports, submit such information and perform such additional duties as may be required of Holdings by the Credit Facilities, so long as such Credit Facilities are in effect.

1.02 Records. Manager shall keep or cause to be kept all books and records necessary to record any and all affairs of Holdings, the CrossCountry Entities and the Enterprise. Any such financial records shall be maintained in conformity with applicable law, GAAP and other record keeping practices customary to Manager and for the industry. Originals or copies of such books and records shall be maintained by Manager, and shall be open to inspection and examination by designated representatives and agents of the Members during the term of this Agreement at any reasonable time upon reasonable prior request. All materials and documents prepared or developed solely by or solely on behalf of Manager in connection with and necessary to the Enterprise, including without limitation, all manuals, data, designs, drawings, plans, specifications, reports and accounts, shall become the property of Holdings when prepared except to the extent such materials and documents are owned, co-owned, developed, licensed, created, shared, used, in whole or in part, by Manager or Manager’s Affiliates (the “Excepted Documents”). With respect to the Excepted Documents, all such materials and documents, together with any materials and documents furnished by Holdings to Manager or to its employees, representatives, agents or contractors, shall be delivered or otherwise made available to Holdings under a perpetual royalty-free license.

1.03 Permits and Licenses. Manager shall take all necessary steps to operate the Enterprise consistent with the permits and licenses of Holdings and the CrossCountry Entities.

1.04 Tax Returns. Subject to the requirements of the LLC Agreement, Manager shall prepare or cause to be prepared at the cost and expense of Holdings all necessary federal, state and local tax returns, and file such returns in a timely manner. In addition, Manager shall at the cost and expense of Holdings engage a certified nationally recognized public accounting firm to review and sign any federal income tax return.

1.05 Cash and Temporary Investments. Manager shall have custody of the funds, notes, drafts, acceptances, commercial paper and other securities belonging to Holdings; keep the funds belonging to Holdings on deposit in one or more banking institutions designated by Holdings; invest available funds in certificates of deposit, banker’s acceptances, commercial paper, Eurodollar certificates of deposit, repurchase agreements or United States Government or Agency securities; and disburse such funds. Excess funds may be loaned through short-term demand notes to each class of Member equally, subject to policies and procedures established by the Committee. Under no circumstances shall Manager commingle the funds of the Enterprise with the funds of Manager or any of its Affiliates.

1.06 Budgets.

(a)	Budgets for 2006. The capital and operating budgets for 2006 have been approved by the Committee and shall remain in effect for the remainder of 2006.

(b)

Budgets for 2007. It is the intent and expectation of the parties hereto that the transactions contemplated by the Redemption Agreement will close before the end of 2006 and that annual capital and operating budgets for Holdings for 2007 are unnecessary. If by December 1, 2006, such transaction has not closed and it appears in the good faith estimation of the parties that the transaction will not close by December 31, 2006, then the parties shall negotiate in good faith to establish a budget for January of 2007 and each succeeding month thereafter until the transaction contemplated under the Redemption Agreement is closed. In establishing the monthly budgets for Holdings, the parties shall utilize the Committee—approved budgets for 2006 as a starting point and shall make reasonable adjustments to reflect known and measurable changes as compared to the 2006 budget period. For example, but not by way of limitation, additional costs associated with the Transwestern Phoenix expansion project, Transwestern rate case, Florida Gas Transmission expansion projects and other changed circumstances whether or not of a similar nature, shall be reflected. If the parties, negotiating in good faith, are unable to reach agreement on such monthly budgets before December 31, 2006, the monthly budget for January, 2007, and for each succeeding month shall be that monthly budget approved by the Committee for the corresponding month of 2006, plus the costs actually incurred during January, 2007, and each succeeding month for the

Transwestern Phoenix Expansion Project, the Florida Gas Transmission Company, LLC, East Leg Expansion Project, and any project approved by the Committee and not reflected in the 2006 budget.

1.07 Inspection. Each Member of Holdings shall have the right, upon reasonable Notice, at all reasonable times during usual business hours to inspect the Enterprise and to examine and make copies of the books of account and other records as maintained by Manager relating to the operation of the Enterprise. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent accountant or attorney so designated and such Party exercising such right shall use all reasonable care to carry out any such inspection in such a manner as to result in a minimal disruption of the business of Manager. The Party making the request shall bear all expenses incurred in any inspection or examination made at its behest.

1.08 Audit. Each Member owning at least 25% of the outstanding equity securities of Holdings may audit, at its own expense, during normal business hours after 15 days’ Notice to Manager, (i) all books and records of Manager and Manager’s Affiliates, relating solely to the operation of the Enterprise and (ii) all books and records maintained by Manager pursuant to Section 1.01 hereof. Such audits shall not be commenced more often than once each Fiscal Year. Notwithstanding anything herein to the contrary, in the event Manager is involved in a financial closing, equity offering, debt offering, re-financing or other financial reporting process that requires Manager’s immediate attention, then Manager may delay such audit by an additional up to an additional 15 days upon Notice to the requesting Member. Each Member shall have two years after the close of a Fiscal Year in which to make an audit of such books and records for such Fiscal Year. Manager shall neither be required nor permitted to adjust any item unless a claim therefore is presented or adjustment is initiated within two years after the close of the Fiscal Year in which the statement therefore is rendered, and in the absence of such timely claims or adjustments, the bills and statements rendered shall be conclusively established as correct; provided, however, that this shall not prevent adjustment resulting from a physical inventory of the Enterprise property.

ARTICLE II

COSTS, EXPENSES AND EXPENDITURES

2.01 Direct Operating Costs Incurred by the Enterprise. All ordinary and necessary costs associated with the direct operation of the Enterprise shall be charged to and paid by Holdings. Such costs shall include, but not be limited to, direct operating expenses, repairs, maintenance, capital additions and replacements, retirements, abandonments and direct administration. Any costs or expenses incurred by Manager in rendering direct operating services to Affiliates or subsidiaries of Manager that are not related to the Enterprise shall be charged to and paid by such Affiliate or subsidiary.

2.02 Direct Operating Costs Incurred by Manager or its Affiliates or Agents. All ordinary and necessary costs associated with the direct operation of the Enterprise, but incurred by Manager or an Affiliate or agent of Manager on behalf of the Enterprise, shall be charged to and paid by Holdings, provided, however, that such operating costs are within the applicable budgeted amounts previously approved by the Committee. The ordinary and necessary costs associated with the direct operation of the Enterprise, but incurred by Manager or an Affiliate or agent of Manager on behalf of the Enterprise, shall include, but not be limited to, expenses related to the following functions:

1.	Engineering
2.	Financial and Accounting
3.	Marketing and Gas Supply
4.	Rates and Regulatory Affairs
5.	Pipeline Enterprises Operations
6.	Legal Counsel
7.	Tax Administration
8.	Insurance Administration
9.	Human Resources and Payroll
10.	Information Technology
11.	Administration
12.	Public Affairs
13.	Purchasing
14.	Gas Reserves Evaluation
15.	Office Costs
16.	Aviation
17.	Governmental Affairs
18.	Materials and Equipment
19.	Environmental
20.	Risk Management
21.	Safety
22.	Business Development

With respect to payroll costs, appropriate loads including benefits and payroll taxes will be included.

2.04 Indirect Operating Costs Incurred by Manager or its Affiliates or Agents. A prorated portion of the costs and corporate overhead expenses incurred by Manager or its Affiliates and agents in connection with the provision of the Shared Services but including without limitation the following: (i) compensation, including salaries, bonuses and other incentive based compensation; (ii) employee benefits and perquisites including health, retirement and other welfare benefits; (iii) accrued paid leave; (iv) severance payments (including payments due or payable to employees of Manager and its Affiliates that they no longer require as a result of plans and changes affecting or arising from the Enterprise); and (v) expenses attributable to the use of Manager’s corporate and its Affiliate’s offices, equipment and facilities in connection with the performance of its obligations hereunder shall be allocated by Manager to Holdings and shall be charged to and paid by Holdings, provided, however, that such operating costs are within the applicable budgeted amounts previously approved by the Committee. With respect to payroll costs, appropriate loads including benefits and payroll taxes will be included.

2.05 Bank Accounts. At Manager’s request, Holdings shall establish one or more bank accounts in the name or names of Holdings, or any actual or trade name used in the business of the Enterprise, and shall allow or to the extent necessary provide Manager authority to sign checks as the agent for such account holder to pay obligations of Holdings and the CrossCountry Entities as contemplated by and in accordance with the terms of this Agreement. Holdings shall cause such accounts initially to include sufficient funds to pay its estimated financial obligations for at least 60 days, as reasonably estimated and requested by Manager, and assure sufficient balances thereafter as reasonably requested by Manager to permit timely payment of obligations of the Holdings and the CrossCountry Entities. Under no circumstances shall Manager commingle the funds of the Enterprise with the funds of Manager or any of its Affiliates.

2.06 Payments. Manager shall invoice Holdings on a monthly basis pursuant to Sections 2.03 and 2.04 of this Exhibit “A” for the direct and indirect operating costs incurred on behalf of the Enterprise during the preceding month. Holdings shall pay such amounts to Manager in cash within ten days of the date of receipt of Manager’s invoice. To the extent Holdings in good faith disputes the amount payable in any statement or invoice provided by Manager, Holdings shall pay the undisputed portion of the invoice when due and provide Manager with reasonable and sufficient documentation identifying the basis of the dispute, including a detailed explanation of the reason for the dispute. If the dispute cannot be resolved in 60 days, then either Party may submit the dispute to the dispute resolution procedures set forth in 7.02 of the Agreement. Any past due payments shall bear interest at the rate of 1% per month.

Exhibit C

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCE HOLDINGS, LLC

dated as of

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCE HOLDINGS, LLC

This Third Amended and Restated Limited Liability Company Agreement of CCE Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of this      day of             , 200    , by and between Energy Transfer Partners, L.P., a Delaware limited partnership, CCE Acquisition, LLC, a Delaware limited liability company, and CCEA Corp., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Certificate of Formation of the Company was filed with the Secretary of State of Delaware on May 14, 2004, in accordance with the Delaware Limited Liability Company Act;

WHEREAS, the parties hereto are the sole members of the Company; and

WHEREAS, the parties hereto desire to amend and restate the limited liability company agreement of the Company as set forth herein in order to provide for the manner in which the Company shall be governed and operated subsequent to the date hereof; and

NOW, THEREFORE, in consideration of the premises hereof, and of the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms. The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

“Accepting Member” shall have the meaning specified in Section 5.1(b)(i).

“Act” shall mean the Delaware Limited Liability Company Act, at Del. Code Ann., Title 6, Section 18-101, et seq., as amended.

[“Administrative Services Agreement” shall mean the Second Amended and Restated Administrative Services Agreement substantially in the form of Exhibit C1 or in such other form as shall be approved by the Executive Committee.]

[“Administrative Services Provider” shall mean the Person that from time to time shall be a party to the Administrative Services Agreement with the Company.]

[1]	Prior to the execution of this Third Amended and Restated LLC Agreement, the parties will need to mutually agree on the need for, or appropriate amendments to, the Administrative Services Agreement. Transition Services Agreement will also be discussed.

“Affiliate” shall mean, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as amended, modified or otherwise supplemented, from time to time.

“Asset Value” shall mean, with respect to any asset of the Company (other than cash), the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

(a) the initial Asset Value of any asset (other than cash) contributed by a Member to the Company shall be the fair market value of such asset (as determined by the Members) at the time of contribution;

(b) the Asset Values of all Company assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:

(i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for a Capital Contribution;

(ii) the distribution by the Company to a Member of an amount of money or Company property as consideration for an interest in the Company; or

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(c) the Asset Value of any Company asset distributed in kind to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the Members;

(d) the Asset Values of any Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Asset Values shall not be adjusted pursuant to Code Section 743(b) to the extent that the Members make a corresponding adjustment under subparagraph (b)(ii); and

(e) if the Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article VII.

2

The foregoing definition of “Asset Value” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (ii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 60 days, or (iii) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” shall mean any day that is neither a Saturday nor a Sunday nor a legal holiday on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in the States of New York or Texas.

“Capital Contribution” shall mean the total amount of money and the net fair market value of property (as determined by the Executive Committee) contributed by each Member to the Company pursuant to this Agreement.

“Cash Flow” shall mean, with respect to any period, all cash received by the Company (other than from the liquidation of any assets pursuant to Article X) plus all cash withdrawn from reserves (as determined to be appropriate by the Executive Committee or, if the Executive Committee does not approve the amount of such reserves, no withdrawal from reserves will be made for such period), less (a) all operating expenses of the Company ([including amounts payable under the Administrative Services Agreement but] excluding capital expenditures), (b) any amounts withheld by the Company in accordance with Section 6.2, (c) additions to reserves made during such period (as determined to be appropriate by the Executive Committee or, if the Executive Committee does not approve the amount of such reserves, no addition to reserves will be made for such period) and (d) all payments of interest and scheduled principal in respect of Indebtedness of the Company.

3

“CCE” shall mean CCE Acquisition, LLC, a Delaware limited liability company, and any of its Affiliates that are Members.

“Certificate” shall mean the Certificate of Formation of the Company.

“Citrus Corp.” shall mean Citrus Corp., a Delaware corporation.

“Class A Capital Account” shall mean, with respect to any Member (and without duplication), the Capital Account maintained for such Member in accordance with the following provisions:

(a) From time to time, the Capital Account of each Member shall be increased by (i) the amount of any cash contributed by the Member to the Company, (ii) the Asset Value (as determined by the Members) of any property contributed by the Member to the Company (net of liabilities that the Company is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), and (iii) allocations to the Member of Profit (or items thereof) and other income and gain pursuant to Section 7.1, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

(b) The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member, (ii) the Asset Value (as determined by the Members) of any property distributed to such Member (net of any liabilities that such Member is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), (iii) allocations to the Member of expenditures described in Section 705(a)(2)(B) of the Code, and (iv) allocations to the Member of Loss (or items thereof) and other loss and deductions pursuant to Section 7.1, including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (iii) above, tax items of loss and deduction described in Regulations Section 1.704-1(b)(4)(i), and items of deduction described in Regulations Section 1.704-1(b)(4)(iii).

(c) A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this definition with respect to the Membership Interest owned by such Member.

(d) Upon any transfer of all or part of a Membership Interest as permitted by this Agreement, the Capital Account (or portion thereof) of the transferor that is attributable to the transferred interest (or portion thereof) shall carry over to the transferee as prescribed by Regulations Section 1.704-1(b)(2)(iv)(l).

(e) Notwithstanding anything to the contrary in this definition, it is the intention of the Members that the Capital Accounts of the Members be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such Regulations or any successor provisions thereto.

4

“Class A Executive Committee Member” shall have the meaning specified in Section 4.1(c).

“Class A Member” shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class A Member pursuant to Article VIII.

“Class A Membership Interest” shall mean a Class A Member’s entire interest in the Company including such Class A Member’s right to share in the Profits and Losses and distributions of the Company, and the Class A Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Class A Members granted pursuant to this Agreement or the Act.

“Class A Percentage Interest” shall mean a Class A Member’s proportionate interest, expressed as a percentage, in the residual Profits, Losses, and distributions of the Company to which the Class A Members are entitled. The Class A Percentage Interests of the Class A Members are set forth on Exhibit A.

“Class A Prohibited Transferee” shall mean any Persons designated on Exhibit B as a Class A Prohibited Transferee and any Affiliate or successor thereof.

“Class B Executive Committee Member” shall have the meaning specified in Section 4.1(c).

“Class B Member” shall mean each Person listed on Exhibit A hereto and indicated as such, its respective permitted successors and assigns, and any other Person that is hereafter admitted as a Class B Member pursuant to Article VIII.

“Class B Membership Interest” shall mean a Class B Member’s entire interest in the Company including such Class B Member’s right to share in the Profits and Losses and distributions of the Company, and the Class B Member’s right to vote or consent to, or otherwise participate in, any decision or action of or by the Class B Members granted pursuant to this Agreement or the Act.

“Class B Prohibited Transferee” shall mean any Persons designated on Exhibit B as a Class B Prohibited Transferee and any Affiliate or successor thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

“Company” shall have the meaning assigned thereto in the preamble to this Agreement.

“Company Subsidiaries” shall mean CrossCountry, CrossCountry Alaska, LLC, CrossCountry Energy Services, LLC, Transwestern Holding Company, LLC, Transwestern and CrossCountry Citrus; provided, however, that none of the foregoing shall be considered a “Company Subsidiary” at such time as the Company shall have disposed of its ownership interests therein.

5

“Contribution Offer Expiration Date” shall have the meaning specified in Section 5.1(b)(i).

“Contribution Offer Notice” shall have the meaning specified in Section 5.1(b)(i).

“CrossCountry” shall mean CrossCountry Energy, LLC, a Delaware limited liability company.

“CrossCountry Citrus” shall mean CrossCountry Citrus, LLC, a Delaware limited liability company.

“Credit Facilities” shall mean such loan agreements and instruments to which the Company or any Company Subsidiary shall be a party from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated there under.

“ETP” shall mean Energy Transfer Partners, L.P., a Delaware limited partnership, and any of its Affiliates that are Members.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Committee” shall have the meaning specified in Section 4.1(a).

“Executive Committee Members” shall have the meaning specified in Section 4.1(a).

“Fiscal Year” shall mean the taxable year of the Company, which initially shall be the calendar year.

“GAAP” shall mean United States generally accepted accounting principles consistently applied.

“Governmental Authority” shall mean any court, tribunal, agency, commission, official or other instrumentality of the United States or any state or political subdivision thereof.

“Indebtedness” shall mean, with respect to any Person, (A) all obligations for borrowed money of the such Person, (B) all obligations for the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (C) the capitalized amount (determined in accordance with GAAP) of all obligations such Person is required to pay or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, (D) all obligations for borrowed money secured by any lien upon or in any property owed by such Person whether or not such Person has assumed or become liable for the payment of such obligations for borrowed money and (E) all obligations of the type described in any of clauses (A) through (D) above which are guaranteed, directly or indirectly, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person.

6

“Liquidating Trustee” shall have the meaning specified in the Act.

“Managing Member” shall mean the Member designated pursuant to Section 4.3.

“Material Regulatory Filing” shall mean any filing with any Governmental Authority which, if determined adversely to the Company, would have a material adverse effect on the business, assets or financial condition of the Company.

“Members” shall mean each of the Persons set forth on Exhibit A and any other Person that hereafter is admitted as a Member pursuant to Article VIII.

“Membership Interest” and “Membership Interests” shall mean, individually the Class A Membership Interest or the Class B Membership Interest and, collectively, the Class A Membership Interests and the Class B Membership Interests, as the context requires.

“Person” shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) In the event the Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

(d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

7

(e) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

(f) To the extent an adjustment to any adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses.

“Rate Filing” shall mean any application, notice or other submission filed with or otherwise delivered to any Governmental Authority relating to the establishment of, or modification or supplement to, the rates, tariffs or charges for services or commodities provided by any Company Subsidiary; provided, however, that “Rate Filing” shall not include any of the foregoing unless the intended or expected effect thereof is (i) to increase the revenues of the applicable Company Subsidiary by more than 10% per annum, (ii) to increase or decrease the rates chargeable for transportation of natural gas through the applicable Company Subsidiary’s pipeline facilities by more than 10%, (iii) the offering by the applicable Company Subsidiary of a new service or (iv) the expansion or addition of capacity of, or the increase in the pressure of, the applicable Company Subsidiary’s pipeline facilities.

“Redemption Agreement” shall mean the Redemption Agreement, dated as of September     , 2006, between the Company and ETP.

“Regulations” shall mean any and all temporary and final regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SUG” shall mean Southern Union Company, a Delaware corporation.

“Tax Matters Member” shall mean the Member designated to serve as such pursuant to Section 7.5.

“Third Party Purchaser” shall mean any Person (other than a Member or an Affiliate of a Member) that has expressed an interest to purchase any of the Class A Membership Interests or Class B Membership Interests.

“Third Party Purchaser Notice” shall have the meaning specified in Section 8.2.

“Transfer” shall mean any, direct or indirect, sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law (including through the state law conversion of the legal status of a Member), of a Membership Interest or any portion thereof including as a result of a sale or transfer of the equity interests in a Member or its direct or indirect parent, but the term “Transfer” shall not include any sale or transfer of equity interests in ETP or SUG.

8

“Transferee” shall mean any Person that receives a Membership Interest as the result of a Transfer from a Transferring Member.

“Transferring Member” shall have the meaning specified in Section 8.2.

“Transwestern” shall mean Transwestern Pipeline Company, LLC.

1.2 Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) the singular shall include the plural and the plural shall include the singular wherever appropriate;

(c) words importing any gender shall include other genders;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Sections”, “Articles”, “Exhibits” and “Appendices” shall be to Sections, Articles, Exhibits and Appendices of or to this Agreement;

(g) references to any Person include the successors and permitted assigns of such Person;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;

(j) references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

9

ARTICLE II.

ORGANIZATIONAL MATTERS

2.1 Formation. The Company has been formed and exists for the limited purposes described herein and shall be governed by and operated in accordance with the Act. The Members shall execute and the Managing Member shall make, or cause to be made, all filings required by the Act or other applicable law with respect to the formation and operation of the Company.

2.2 Name. The name of the Company is CCE Holdings, LLC.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at 5444 Westheimer Road, Houston, TX 77056. The Members may change the principal place of business of the Company at any time and from time to time.

2.4 Registered Office and Agent. The registered office of the Company shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent for the Company at such office shall be The Corporation Trust Company. The Executive Committee may change the registered office of the Company or the registered agent for the Company at any time, and from time to time.

2.5 Term. The term of the Company shall commence upon the filing of the Certificate and shall continue until dissolved in accordance with Article X or the Act.

ARTICLE III.

BUSINESS OF THE COMPANY2

3.1 Purpose. The business of the Company shall be to, directly and indirectly, own and manage ownership interests in the Company Subsidiaries, and their respective assets, and to engage in any business necessary or incidental thereto.

ARTICLE IV.

MANAGEMENT OF COMPANY

4.1 Executive Committee.

(a) Establishment. There is hereby established a committee of Member representatives (the “Executive Committee”) comprised of natural Persons (the “Executive Committee Members”) having the authority and duties set forth in this Agreement. Any decisions to be made by the Executive Committee shall require the unanimous approval of the Executive Committee Members; provided, however, that in the case of any action or decision by the Executive Committee relating to (i) the commencement of any legal or arbitration

[2]	The parties will need to discuss whether certain employees shared by TPC and other businesses of SUG and CCE should be moved into TPC.

10

proceedings against a Member or an Affiliate thereof, (ii) entering into any transaction with a Member or any of its Affiliates of the type referred to in Section 4.2(g) or (iii) the enforcement or waiver of any rights of the Company under any material agreement with a Member or any of its Affiliates, the Executive Committee Members appointed by the Class of Membership Interests held by such Member (and respecting which such Member is entitled to exercise voting rights as provided in Section 4.2(a)(ii) and Section 4.2(a) (iii)) shall not participate in any decisions by the Executive Committee in respect of such matters and such Executive Committee Members shall be disregard for purposes of this Section 4.1(a) and Section 4.2(d)(iv) to the extent of any Executive Committee meetings or decisions relating to any such matters. Absent authority granted by the Executive Committee, no Member or Executive Committee Member shall have the power to act for or on behalf of, or to bind, the Company. At each meeting of the Executive Committee, the Executive Committee shall designate a person to preside over such meeting.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Executive Committee, except as otherwise expressly provided in this Agreement. The Executive Committee shall have the power on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company contemplated by Section 3.1 and to perform all acts that the Executive Committee may deem necessary or advisable in connection therewith.

(c) Composition of the Executive Committee and Appointment of Executive Committee Members. The Executive Committee shall consist of four members, two of whom shall be appointed by the Class A Members (the “Class A Executive Committee Members”), and two of whom shall be appointed by the Class B Members (the “Class B Executive Committee Members”). In addition, the Class A Members and the Class B Members may appoint one or more alternates for the Class A Executive Committee Members and the Class B Executive Committee Members, respectively, and each such alternate shall have all of the powers of a Executive Committee Member in such Executive Committee Member’s absence or inability to serve. The Class A Members shall have the power to remove any Class A Executive Committee Member, and the Class B Members shall have the power to remove any Class B Executive Committee Member. Any vacancy on the Executive Committee shall be filled by the Class A Members if the vacancy shall be in respect of a Class A Executive Committee Member, or by the Class B Members if the vacancy shall be in respect of a Class B Executive Committee Member. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of Executive Committee Members as provided in this Section 4.1(c). In addition to the Executive Committee Members, the Class A Members and the Class B Members shall each be entitled to appoint one individual who shall be entitled to attend each meeting of the Executive Committee and receive all notices and other information provided to the Executive Committee Members, but no such observer shall be entitled to any other rights or privileges granted to the Executive Committee Members hereunder or pursuant hereto. The Class A Members and the Class B Members shall be entitled to remove and replace their respective Executive Committee observers from time to time. The Class A Members shall notify the Class B Members, and the Class B Members shall notify the Class A Members, of their respective appointments or removals of their Executive Committee observers as provided in this Section 4.1(c).

11

(d) Meetings of the Executive Committee. Regular meetings of the Executive Committee shall be held at least four times in each Fiscal Year and may be held at such place, within or without the State of Delaware, as shall from time to time be determined by unanimous consent of the Executive Committee. Special meetings of the Executive Committee may be called by or at the request of any Executive Committee Member. Notice of each such regular or special meeting shall be mailed to each Executive Committee Member, addressed to such Executive Committee Member at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to such Executive Committee Member at such place by personal delivery, telephone, electronic mail or telecopier, not later than five days (or, in the case of meetings held by telephone, one day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.

(i) Any Executive Committee Member who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Executive Committee Member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Managing Member of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any Executive Committee Member who voted in favor of such action.

(ii) Executive Committee Members may participate in and act at any meeting of the Executive Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 4.1(d) shall constitute presence in person at the meeting.

(iii) Unless otherwise restricted by this Agreement or the Act, any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if all the Executive Committee Members consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.

(iv) At each meeting of the Executive Committee, the presence of at least one Class A Executive Committee Member and each Class B Executive Committee Member shall constitute a quorum and be required for the transaction of business, subject to the provisions of Section 4.1(a) in respect of decisions to be made by the Executive Committee.

(e) Compensation of Executive Committee Members. Executive Committee Members shall not receive any compensation from the Company for their services but may be reimbursed for any expenses related to attendance at each meeting of the Executive Committee.

12

4.2 Actions Requiring Executive Committee Approval The following actions by the Company shall require the approval of the Executive Committee:

(a) commencing, or any other material action with respect to, a Bankruptcy Event of the Company or of any Company Subsidiaries;

(b) transferring any assets of the Company to satisfy any liabilities of any of the Members or their respective Affiliates (or any trade or business, whether or not incorporated, that is treated as a single employer together with such Member or its Affiliates (under section 414 of the Code or section 4001(b) of ERISA)) arising from ERISA;

(c) selling, exchanging, licensing as licensor, leasing as lessor, or disposing of any assets of the Company in excess of $30 million;

(d) engaging in, or acquiring any material assets related to, any business other than the business historically conducted by CrossCountry with a value in excess of $30 million, other than assets sold or exchanged in the ordinary course;

(e) redeeming any ownership interest in the Company;

(f) making any non-pro rata distribution of cash, income, assets or rights to any Member, except to the extent permitted under this Agreement, and making any other distribution not expressly permitted by Article VI hereof (other than the distribution contemplated by Section 5.1(c) of the Redemption Agreement);

(g) entering into any material transactions (including purchases, sales or leases of assets) by the Company with or for the benefit of a Member or an Affiliate thereof;

(h) incurring or assuming any Indebtedness by the Company in excess of $50 million in the aggregate, excluding the Indebtedness incurred prior to the date hereof in connection with the acquisition of the Company Subsidiaries by the Company;

(i) any repayment (other than (i) repayments in accordance with scheduled maturity or which are otherwise mandatory pursuant to the terms of any document to which the Company is a party and (ii) paydowns on any revolving credit facility), voluntary prepayment or redemption of, or any refinancing or other modification of the terms of, any indebtedness pertaining to the Company;

(j) initiating any material legal proceedings or arbitration on behalf of the Company, or agreeing to the settlement of any claim by or against the Company with respect to claims in excess of $3 million, or which includes requests for any material injunction, specific performance or other equitable relief;

(k) entering into any confession of a judgment in excess of $3 million against the Company;

(l) adopting each annual budget for the Company, and any amendment or other modification to any such budget; provided, that if the Executive Committee is unable to agree on the annual budget for any year for the Company, the Company shall adopt an annual budget equal to the annual budget in effect in the immediately preceding year;

13

(m) the making of any Rate Filing or any Material Regulatory Filing with any Governmental Authority by the Company, except to the extent such filing is required to be made by applicable law;

(n) implementing any material change in accounting policies or practices in respect of the Company, in each case except to the extent that such change is required to be made by GAAP or applicable law, or terminating the engagement of the Company’s principal independent auditors; and

(o) the entry into any new line of business by the Company.

4.3 Management of the Company.

(a) Managing Member. Day-to-day management of the Company in accordance with the polices established, and direction given, by the Executive Committee from time to time, and subject to the limitations provided elsewhere in this Agreement, shall be the responsibility of a managing Member (the “Managing Member”). In addition, the Managing Member shall provide to any Executive Committee Member such additional information as such Executive Committee Member may reasonably request from time to time to the extent that (i) such requested information relates to the operation of the Company or any Company Subsidiary and (ii) the Managing Member has such information or can acquire it without unreasonable effort. Subject to the next following sentence, the Managing Member shall be CCE. If at any time (x) CCE and its Affiliates shall cease to hold at least 80% of the Class A Membership Interests, or (y) CCE or any of its Affiliates that is a Member shall breach in any material respect any of its obligations under this Agreement, Members holding not less than a majority of the Class B Membership Interests (taking into the account the provisions of Section 4.4(a)(iii)) shall have the right (but not the obligation) to designate a replacement Managing Member by written notice to CCE, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE. In the case of any such replacement, CCE shall cooperate fully in the transition to such new Managing Member.

(b) [Administrative Services Agreement. Simultaneously with the execution of this Agreement, the Company shall enter into the Administrative Services Agreement with the Administrative Services Provider. Subject to the next following sentence, the Administrative Services Provider shall be an Affiliate of CCE that is designated by CCE and is qualified to perform the duties required of it under the Administrative Services Agreement. Members holding not less than a majority of the Class B Membership Interests shall have the right (but not the obligation) to designate a replacement Administrative Services Provider (that may be an Affiliate of ETP) by written notice to CCE and the then current Administrative Services Provider, which replacement shall be effective immediately or at such other time as shall be specified in such written notice to CCE and the Administrative Services Provider, (i) upon the Administrative Service Provider’s material breach of its obligations under the Administrative Services Agreement, and the Administrative Service Provider’s failure to cure such breach within

14

60 days following the Administrative Service Provider’s receipt of written notice from the Company setting forth in reasonable detail the relevant conduct or failure, (ii) upon any of the representations and warranties of the Administrative Service Provider contained in the Administrative Services Agreement proving to be materially false, incomplete or misleading, and not reasonably subject to cure in a manner that will result in no material harm to the Company, (iii) upon the Administrative Service Provider committing a material violation of any law applicable to Company or any Company Subsidiary, (iv) if SUG, or its Affiliates, cease to own beneficially at least a majority of the Class A Membership Interests or (v) in the event of a failure by the Company or any Company Subsidiary to pay principal or interest as and when due under any credit facility (subject to applicable grace periods). It is expressly understood and agreed that the foregoing provisions shall be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company or any other Member (other than CCE or any of its Affiliates) upon any breach of the Administrative Services Agreement by the Administrative Services Provider, CCE or any of its Affiliates. In the case of any such replacement, CCE shall cause its Affiliate Administrative Services Provider to cooperate fully in the transition to such new Administrative Services Provider.]

(c) Transwestern Matters. Immediately following the execution of this Agreement, the Class A Members and the Class B Member shall take all action necessary to cause (i) TW Holdings, as the sole member of TPC, to authorize the board of managers of TPC to have full authority to manage Transwestern’s business and affairs, (ii) TW Holdings, as the sole member of Transwestern, to appoint three persons to the board of managers of Transwestern that are designated by the Class B Member from time to time, (iii) TW Holdings to take no action to remove such persons from such board of managers, (iv) TW Holdings to take no action to increase the size of the board of managers of Transwestern and (v) TW Holdings to take no action to amend or restate Transwestern’s limited liability agreement, with the objective of these provisions being to enable the Class B Member to (x) make all material decisions involving, or otherwise relating to, Transwestern, including decisions with respect to commercial, financial, regulatory, operational and other general policy matters involving, or otherwise relating to, Transwestern and (y) require management personnel of Transwestern to report to the board of managers of Transwestern. [The final version of this Agreement shall contain a provision whereby the Class B Members indemnify the Class A Members against third party claims against the Class A Members resulting from their ownership in TPC.]

(d) Citrus Matters. Immediately following the execution of this Agreement, the Class A Members and the Class B Member shall take all action necessary to cause (i) CrossCountry, as the sole member of CrossCountry Citrus, to authorize the board of managers of CrossCountry Citrus to have full authority to manage CrossCountry Citrus’ business and affairs, (ii) CrossCountry, as the sole member of CrossCountry Citrus, to appoint three persons to the board of managers of CrossCountry Citrus that are designated by the Class A Members from time to time, (iii) CrossCountry to take no action to remove such persons from such board of managers, (iv) CrossCountry to take no action to increase the size of the board of managers of CrossCountry Citrus and (v) CrossCountry to take no action to amend or restate the CrossCountry Citrus limited liability agreement, with the objective of these provisions being to enable the Class A Members to (x) make all material decisions involving, or otherwise relating to, CrossCountry Citrus and Citrus Corp. and its Subsidiaries, including decisions with respect to

15

commercial, financial, regulatory, operational and other general policy matters involving, or otherwise relating to, such entities and (y) require management personnel of CrossCountry Citrus to report to the board of managers of CrossCountry. [The final version of this Agreement shall contain a provision whereby the Class A Members indemnify the Class B Members against third party claims against the Class B Members resulting from their ownership of Citrus Corp.]

4.4 Member Rights and Obligations.

(a) Voting Rights. Except as provided in this Agreement or as otherwise required by applicable law;

(i) the Class A Members and the Class B Members shall vote together without distinction as to class, and any action requiring the approval of the Members shall require the affirmative vote of the Class A Members and Class B Members holding a majority of the Class A Membership Interests and the Class B Membership Interests;

(ii) all actions requiring the approval of the Class A Members, and unless expressly provided otherwise, all other actions to be taken by the Class A Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class A Members), shall require the affirmative vote of Members holding a majority of the Class A Membership Interests; provided, however, that in the case of any vote by the Class A Members, whether pursuant to this Section or any other provision of this Agreement, ETP and any of its Affiliates holding any Class A Membership Interests shall not be entitled to participate in such vote and the Class A Membership Interests held by them shall be disregarded for all purposes of such vote; and

(iii) all actions requiring the approval of the Class B Members, and unless expressly provided otherwise, all other actions to be taken by the Class B Members (including, without limitation, any direction to be given to the Executive Committee Members appointed by the Class B Members), shall require the affirmative vote of Members holding a majority of the Class B Membership Interests; provided, however, that in the case of any vote by the Class B Members, whether pursuant to this Section or any other provision of this Agreement, CCE and any of its Affiliates holding any Class B Membership Interests shall not be entitled to participate in such vote and the Class B Membership Interests held by them shall be disregarded for all purposes of such vote.

(b) Actions Requiring Unanimous Approval of Members. The following actions by the Company shall require the unanimous approval of all of the Members:

(i) amending the Certificate or this Agreement;

(ii) requiring any Member to contribute additional capital; and

(iii) issuing any Membership Interests or other equity securities of the Company to any Member.

16

(c) Actions Requiring Approval of Two-Thirds of Class A Members and Class B Members. The following actions by the Company shall require the approval of Members holding at least two-thirds of the Class A Membership Interests and Members holding at least two-thirds of the Class B Membership Interests:

(i) dissolving, terminating or liquidating the Company or any Company Subsidiary;

(ii) selling all or substantially all of the assets of the Company or any Company Subsidiary; and

(iii) merging, consolidating or changing the form of entity of the Company or any Company Subsidiary, whether or not involving a change of control.

(d) Members’ Meetings. Meetings of the Members may be called from time to time by the affirmative vote of the Executive Committee Members or upon written request of any Member having an Aggregate Percentage of not less than 20% delivered to any member of the Executive Committee. If action is to be taken at a duly called meeting of the Members, notice of the time, date and place of meeting shall be given by the Managing Member, at the direction of the Executive Committee, to each other Member by personal delivery, telephone, electronic mail or telecopier sent to the address of each Member set forth on Exhibit A at least five business days in advance of the meeting; provided, however, that no notice need be given to a Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to such Member. The Members may attend a meeting in person or by proxy. Meetings of the Members shall be held at the Company’s principal place of business during normal business hours, or at such other place and time as unanimously agreed by the Members; provided, however, that the Members may participate in and act at any meeting of the Members through the use of a conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members whose affirmative vote at a meeting would be sufficient to approve such action. Such written consents shall be delivered to the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.

(e) Limitation of Authority. Except in accordance with the provisions of this Agreement, no Member shall have any right or authority to act for or bind the Company.

4.5 Limitation of Liability. No Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director, manager or shareholder of any of the foregoing shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iii) any performance or omission to perform any acts in reliance in good faith on the advice of independent accountants or legal counsel for the Company.

17

4.6 Indemnification. In any threatened, pending or completed action, suit or proceeding to which a Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director, manager or shareholder of any of the foregoing was or is a party or is threatened to be made a party by reason of the fact that such Person is or was acting on behalf of the Company (other than an action by or in the right of the Company), the Company shall indemnify such Member, Managing Member, Executive Committee Member or any Affiliate, agent, officer, partner, employee, member, representative, director or shareholder of any of the foregoing against expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding to the maximum extent permitted by applicable law, provided that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that the conduct giving rise to the liability for which indemnification is sought does not constitute fraud, gross negligence or gross misconduct.

ARTICLE V.

CONTRIBUTIONS

5.1 Capital Contribution.3 Unless unanimously agreed to by the Members in writing, no Member shall be required to make additional Capital Contributions to the Company. In addition, no Member shall be allowed to make additional Capital Contributions to the Company without the approval of CCE (but only so long as it shall be a Member) and of ETP (but only so long as it shall be a Member).

5.2 No Right to Interest or Return of Capital. Except as set forth herein, no Member shall be entitled to any return of, or interest on, Capital Contributions to the Company. No Member shall have any liability for the return of the Capital Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Capital Contribution.

5.3 No Third Party Rights. The obligations or rights of the Company or the Members to make any Capital Contribution under this Article V shall not grant any rights to or confer any benefits upon any Person who is not a Member.

ARTICLE VI.

DISTRIBUTIONS

6.1 Cash Flow.4 Subject to Section 11.2, the Company shall distribute all Cash Flow attributable to Transwestern for a calendar quarter to the Class B Member and all remaining Cash Flow of the Company for such calendar quarter to the Class A Members in proportion to

[3]	Prior to the execution of this Third Amended and Restated LLC Agreement, the parties shall negotiate in good faith appropriate provisions to facilitate necessary capital contributions by the Class A Members to CrossCountry Citrus, LLC and by the Class B Member to TPC, in each case without any adjustment to the provisions of Article VI or Article VII.
[4]	Need to provide for a true-up for cash flow subsequent to the last quarterly distribution made prior to the execution of this Agreement.

18

their Class A Percentage Interests, with each such distribution to be made no later than the date that is 45 days after the end of such quarter, and at such other times as shall be determined by the affirmative vote of the Executive Committee to each Class A Member and Class B Member. Distributions to each Member shall be sent via wire transfer to such account identified by such respective Member in writing to the Managing Member from time to time.

6.2 Amounts Withheld for Taxes. Notwithstanding any provision of this Agreement to the contrary, if the Company is required to pay, with respect to or on behalf of any Member or any other Person, any amount required to be withheld by the Company in respect of taxes based on or measured by income under federal, state, or local law or any estimated tax or similar amount, such Member or other Person shall, upon demand of the Company, promptly reimburse the Company for such amount. To the extent that such Member or other Person has not so reimbursed the Company, any and all amounts so paid by the Company may be withheld from and offset against distributions to such Member or other Person and shall be considered for all purposes of this Agreement to have been distributed to such Member or other Person pursuant to this Article VI.

ARTICLE VII.

ALLOCATIONS

7.1 Allocations. Profits and Losses for any Fiscal Year shall be allocated as follows:

(a) All Profits and Losses attributable to Transwestern shall be allocated to the Class B Member; and

(b) All Profits and Losses (other than Profits and Losses attributable to Transwestern) shall be allocated to the Class A Members.

7.2 Tax Treatment of Transwestern. The Members agree that, for U.S. federal income tax purposes, they will treat the Class B Member as directly owning all of the assets and liabilities of Transwestern. The Members agree to file all U.S. federal income tax returns consistent with this Section 7.2.

7.3 Section 754 Election. In the event of a Transfer of a Membership Interest permitted under this Agreement, the Company shall, at the request of the transferee Member, file an election under Section 754 of the Code to adjust the basis of the assets of the Company in accordance with the provisions of Section 743 of the Code. Any costs associated with such election (such as accounting fees) shall be borne by the transferee Member.

7.4 Tax Matters Member.

(a) For purposes of Code Sections 6221 through 6223, the Managing Member from time to time shall also be, and is hereby designated as, the “tax matters partner” of the Company (the “Tax Matters Member”).

(b) The Tax Matters Member shall make an election under Code Section 6231(a)(i)(B)(ii) with the Company’s first tax return to be filed after the effective date of this Agreement to have Code Sections 6221 to 6234, inclusive, apply to the Company.

19

(c) The Tax Matters Member shall, within ten days (or such shorter period of time as is reasonably practicable) of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, deliver a copy of such notice to each Member. The Tax Matters Member shall cooperate with any Member, and shall take such action as may be required to be taken by the Tax Matters Member, to cause such Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving written notice thereof within 10 business days (or such shorter period of time as is reasonably practicable) after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in its capacity as Tax Matters Member.

(d) The Tax Matters Member shall not take any action that may be taken by a “tax matters partner” under Code Section 6221 through 6234 unless (i) it has first given the other Members written notice of the contemplated action at least ten business days prior to the applicable due date of such action and (ii) it has received the unanimous written consent of the other Members to such contemplated action; provided, however, that unless the Tax Matters Member is notified otherwise no later than two business days prior to any date by which the Tax Matters Member must act as set forth in any notice received from the Internal Revenue Service, the Code or the regulations promulgated thereunder, such other Members shall be deemed to have given their consent.

(e) At least 20 days prior to the due date for the filing of any federal income tax return of the Company, the Tax Matters Member shall provide a proposed draft of such return to the Members for their approval. If the Members approve such return, the return shall be filed as approved. Failure to provide the Tax Matters Member with written notice that the Members do not approve such return within 10 days from the receipt thereof by the Members shall be deemed approval by the Members. In the event the Members do not approve such return, and the Members and Tax Matters Member are otherwise unable to resolve their differences with regard to such return, the matter shall be submitted to an independent, nationally recognized accounting firm, the decision of which shall be final. The cost of retaining such accounting firm with respect to resolving such dispute shall be borne by the Company. The Tax Matters Member shall provide a draft or final copy of any tax return to a Member upon written request by such Member.

(f) Without limiting and in addition to the foregoing, for tax proceedings, matters and claims in excess of $3 million, the Tax Matters Member shall not initiate any legal or administrative proceedings on behalf of the Company or a Company Subsidiary in respect of or relating to any tax proceedings or other tax matters, or agree to the settlement of any claims in respect of or relating to any tax proceedings or other tax matters, without first consulting with the Executive Committee a reasonable period of time prior to taking any such action.

20

ARTICLE VIII.

TRANSFER/ADMISSION MATTERS

8.1 Transfer Restrictions. ETP, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest only in accordance with the provisions of this Article VIII; provided, that ETP, CCE and any other Person holding, directly or indirectly, a Class A Membership Interest or Class B Membership Interest may Transfer all or any portion of its Membership Interest to an Affiliate with prior notice to the Executive Committee and upon satisfaction of the provisions of Section 8.3. Notwithstanding any provision hereof to the contrary, no Class A Member may Transfer any Membership Interest to any person that is a Class A Prohibited Transferee and no Class B Member may Transfer any Membership Interest to any person that is a Class B Prohibited Transferee.

8.2 Right of First Offer. If any Class A Member or Class B Member (a “Transferring Member”) desires to Transfer all or any portion of its Class A Membership Interest or Class B Membership Interest, as applicable (the “Specified Interest”), to any Third Party Purchaser, such Transferring Member shall first give notice thereof (the “Offer Notice”) to the other Class A Members and Class B Members (the “Non-Transferring Members”), specifying the price (the “Specified Price”) and other terms (the “Specified Terms”) at and on which such Transferring Member is willing to sell the Specified Interest. The delivery of the Offer Notice by the Transferring Member to the Non-Transferring Members shall constitute an offer by the Transferring Member to negotiate in good faith to sell to the Non-Transferring Members the Specified Interest at the Specified Price upon the Specified Terms. The Non-Transferring Members shall each have 30 Business Days (the “Acceptance Period”) from and including the date it receives the Offer Notice to accept such offer, which acceptance shall be in the form of a written notice (the “Acceptance Notice”) to the Transferring Member. Each Non-Transferring Member wishing to accept such offer (each, an “Accepting Member”) shall thereafter negotiate in good faith with the Transferring Member. If more than one Non-Transferring Member shall wish to purchase the Specified Interest, each such Non-Transferring Member shall be entitled to purchase a proportionate share of the Specified Interest on the basis of its Aggregate Percentage Interest. If the Accepting Member(s) and the Transferring Member fail to execute a definitive purchase agreement within 30 Business Days following receipt by the Transferring Member of the applicable Acceptance Notice(s), or if the sale of the Specified Interest to the Non-Transferring Member(s) is not consummated within 60 days following such receipt of the Acceptance Notice, the offer set forth in this Section 8.2 shall then automatically expire, and such Transferring Member may Transfer the Specified Interest, subject to the other terms of this Agreement, for a price and on terms and conditions substantially no more favorable to the purchaser than those offered by the Transferring Member; provided, however, that if the Transferring Member shall fail to sell the Specified Interest or any portion thereof within 180 days from such expiration, the Specified Interest or such non-transferred portion of the Specified Interest shall again be subject to the right of first offer contained in this Section 8.2.

8.3 Transfer Requirements. Notwithstanding anything to the contrary contained herein, the Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member’s Membership Interest unless:

(a) the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together the written agreement of the transferee to become a party to and be bound by this Agreement, which shall be in form and substance reasonably satisfactory to the Executive Committee;

21

(b) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act, and applicable state blue sky and securities laws, and such Transfer will not cause the Company to breach or violate any applicable law;

(c) such Transfer will not cause the Company to have more than 100 partners (within the meaning of Regulations Section 1.7704-1(h)) or does not otherwise cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code;

(d) such Transfer will not result in a termination of the Company for purposes of Section 708 of the Code ;

(e) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

(f) such Transfer will not result in the occurrence of an event of default or similar occurrence (whether immediately or with the giving of notice, the passage of time or both) under the terms of any of the Credit Facilities;

provided, however, that the foregoing provisions of this Section 8.3 shall not apply to the Transfers contemplated by the Redemption Agreement.

The Executive Committee may request an opinion of counsel (which counsel shall be chosen by the non-transferring Member but shall be reasonably satisfactory to the transferee Member) with respect to any of the foregoing or any other matters that the Executive Committee reasonably deems appropriate in respect of any such Transfer. In addition, the Executive Committee, upon unanimous consent, may waive any of the foregoing provisions. Notwithstanding the foregoing, a Transferring Member need not comply with Section 8.3(d) if such Transferring Member indemnifies each other Member in a manner and amount reasonably satisfactory to each such other Member for any adverse tax effects that would result from such termination.

8.4 Admission of a Member. A Person may be admitted as Class A Member or a Class B Member upon satisfaction of the relevant requirements of this Article VIII or with the unanimous written consent of the Class A Members and the Class B Members. Upon such admission, such Member shall be designated as either a Class A Member or a Class B Member, and the Managing Member shall amend Exhibit A appropriately to reflect the admission of such Person as a Member.

8.5 Cooperation by Members. If any Member wishes to Transfer all or a portion of its Membership Interest in accordance with the provisions of this Article VIII, each other Member shall use its reasonable efforts to assist the Member seeking to make such Transfer as such Member may reasonably request.

22

ARTICLE IX.

BOOKS AND RECORDS; BANK ACCOUNTS

9.1 Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Managing Member at the principal place of business of the Company. Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company’s business. By February 28 of each year, the Tax Matters Member shall provide each Member of Holdings with an estimate of its allocable share of the preceding year’s taxable income, loss, credit and certain other information necessary for the Members to file a complete tax return.

9.2 Reporting Requirements.

(a) Members Holding 5% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver a financial report (audited in the case of a report sent as of the end of a Fiscal Year and unaudited in the case of a report sent as of the end of a quarter) to each holder of 5% or more of the outstanding Class A Membership Interests and to each holder of 5% or more of the outstanding Class B Membership Interests within 120 days after the end of each Fiscal Year (commencing after the date of this Agreement) and 60 days after the end of each of the first three quarters of each Fiscal Year (commencing with the first full quarter after the date of this Agreement), setting forth for such Fiscal Year or quarter:

(i) the assets and liabilities of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, as of the end of such Fiscal Year or quarter;

(ii) the net profit or net loss of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter;

(iii) the cash flows of the Company and the Company Subsidiaries, on a consolidated and consolidating basis, for such Fiscal Year or quarter; and

(iv) in the case of a Fiscal Year only, such Class A Member’s or such Class B Member’s closing Capital Account balance as of the end of such Fiscal Year.

(b) Members Holding 20% Membership Interests. The Managing Member shall prepare, or cause to be prepared, and shall deliver to each Member holding 20% or more of the outstanding Class A Membership Interests and to each Member holding 20% or more of the outstanding Class B Membership Interests as promptly as practicable such information regarding the Company and each Company Subsidiary as such Member shall reasonably request.

9.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Executive Committee. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized representatives of the Company.

23

ARTICLE X.

DISSOLUTION AND LIQUIDATION

10.1 Dissolution. The Company shall be dissolved upon the approval of the Members required by Section 4.4(c)(i).

10.2 Distribution on Dissolution.

(a) Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of assets pursuant to the provisions of this Section. So long as it shall then be a Member, CCE shall act as the Liquidating Trustee. If CCE shall not then be a Member or if it is unable to act as Liquidating Trustee, then the Members shall appoint another Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions provided herein.

(b) Upon dissolution of the Company, the Liquidating Trustee shall distribute all of the membership interests in Transwestern to the Class B Member. The Liquidating Trustee shall then either sell the remaining assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Class A Members all or any portion of the Company’s assets in kind. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value (by appraisal or other reasonable means) of such assets, and each Class A Member’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the Profit or Loss recognized thereby had been allocated to and among the Class A Members in accordance with Article VII.

(c) All assets of the Company, other than the membership interests in Transwestern, shall be applied and distributed in the following order:

(i) first, to the payment and discharge of all the Company’s debts and liabilities to creditors, including liabilities to Members who are creditors, to the extent otherwise permitted by law;

(ii) second, to establish such reserves as the Liquidating Trustee may deem reasonably necessary (and if the Liquidating Trustee shall be a Member, with the approval of Members holding at least two-thirds of all Membership Interests) for contingent or unforeseen liabilities or obligations of the Company; and

(iii) thereafter, to the Class A Members in proportion to their Class A Percentage Interests.

10.3 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in this Article X, the Company shall be terminated, and the Members shall cause the cancellation of the Certificate and all amendments thereto, and shall take such other actions as may be necessary or appropriate to terminate the Company.

24

ARTICLE XI.

GENERAL

11.1 Title to Company Property. All property owned by the Company, including, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

11.2 Severability. Every provision of this Agreement is intended to be severable. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

11.3 Governing Law. This Agreement and rights and obligations of the parties hereto with respect to the subject matter hereof will be interpreted and enforced in accordance with, and governed exclusively by, the law of the State of Delaware, excluding the conflicts of law provisions thereof.

11.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors, heirs and assigns.

11.5 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to any property of the Company.

11.6 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

11.7 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, with the same effect as if all parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

11.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement and the exhibits hereto supersede all prior written and all prior and contemporaneous oral agreements, understandings, negotiations and representations between the parties with respect to such subject matter.

11.9 Amendment. Except in the case of a modification of Exhibit A to be made by the Managing Member as expressly contemplated by the terms of this Agreement, including Section 5.2, this Agreement may be amended only by an instrument in writing signed by all of the Members. Promptly following any amendment to this Agreement (including any modification to Exhibit A by the Managing Member), the Managing Member shall provide a true and complete copy thereof to each other Member.

25

11.10 Securities Law Matters. The Members agree and acknowledge that their Membership Interests are being acquired by them for investment purposes only and not with a view to any sale thereof; that they have had adequate opportunity to obtain from representatives of the Company and others all information necessary for purposes of evaluating the merits and risks of holding a Membership Interest; that they are able to bear the economic risk of holding their Membership Interests hereunder for an indefinite period; that the Membership Interests are illiquid assets and that there is no market in which to effectuate a resale thereof or any portion thereof; and that, in any event, the resale of their Membership Interests cannot be effectuated except pursuant to compliance with the registration requirements under the Securities Act or an exemption therefrom.

11.11 Notices.

(a) Each notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and delivered in person or by first class United States mail, postage prepaid, to the party to whom addressed or by any nationally known overnight courier service to the address specified on Exhibit A or to such other address as the party may advise the Executive Committee, the Managing Member and the other Members as its address for notice hereunder.

(b) All notices shall be deemed given upon the earlier to occur of: (i) the date of actual receipt; (ii) the date of refusal of delivery; and (iii) (A) as to hand delivery, the date of delivery, (B) as to facsimile, when such facsimile is transmitted to the facsimile number specified herein and the appropriate confirmation is provided, (C) as to overnight courier service, the date following the deposit with the overnight courier service, and (D) as to the US Mails, three business days after depositing in the US Mails.

11.12 Construction. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.

11.13 Submission to Jurisdiction; Consent to Service of Process.

(a) Any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated by this Agreement, and any and all Actions related to the foregoing shall be filed and maintained exclusively in the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch, of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof.

(b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in any court specified in paragraph (a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

26

(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.11.

11.14 No Consequential or Punitive Damages. No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive damages claimed by such other party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

11.15 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

11.16 Confidentiality. Each Member shall hold, and shall cause its Affiliates to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the contents of any reports, financial statements, budgets or other information delivered to any Member pursuant to Section 9.2 (“Confidential Information”), except to the extent that such Confidential Information (i) has been or has become (A) generally available to the public other than as a result of disclosure by any party hereunder or an Affiliate of a party or (B) available to the public on a non-confidential basis from a source other than an Affiliate of a party entitled to the protection offered hereby, or (ii) is required to be disclosed under applicable law or stock exchange rules; provided, however, the applicable Member shall use, and shall cause its Affiliates to use, commercially reasonable efforts to give each other Member prior notice of any such disclosure in sufficient time to enable each other Member to protect any such information. However, nothing contained in this Section shall preclude the disclosure of Confidential Information, on the condition that it remain confidential, to auditors, attorneys, lenders, financial advisors, members, limited partners and other Persons in connection with the performance of their duties as delegated or requested by any Member hereof.

11.17 Public Announcement. The Members shall consult with each other before issuing any press release relating to the Company and shall not issue any such press release or make any such public statement without the prior consent of the other Members, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Member may, without consulting with any other Member and without the prior consent of the other Members, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable law or stock exchange rules if it has used all reasonable efforts to consult with the other Members.

27

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

CLASS A MEMBERS

CCE ACQUISITION, LLC

By:
Name:
Title:

CCEA CORP.

By:
Name:
Title:

CLASS B MEMBER ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners, GP, L.P.,
its general partner

By:	Energy Transfer Partners, L.L.C.,
its general partner

By:
Name:
Title:

EXHIBIT A

Members

Class A Members	Class A Percentage Interest
CCE ACQUISITION, LLC 5444 Westheimer Road Houston, TX 77056 Attn:	99.8%

CCEA CORP. 5444 Westheimer Road Houston, TX 77056 Attn:	.2%

EXHIBIT B

Class A Prohibited Transferees

1.	Kinder Morgan

2.	American International Group, Inc.

Class B Prohibited Transferees

1.	General Electric

2.	Kinder Morgan

3.	American International Group, Inc.

EXHIBIT C

Second Amended and Restated Administrative Services Agreement